UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BRAINSTORM CELL THERAPEUTICS INC.

(Name of Registrant as Specified in Its Charter)

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BRAINSTORM CELL THERAPEUTICS INC.
605 THIRD AVENUE, 34th FLOOR
NEW YORK, NY 10158
(646) 666-3188

May 7, 2012

Dear Stockholder:

Brainstorm Cell Therapeutics Inc. will hold its 2012 Annual Meeting of Stockholders on June 12, 2012 beginning at 9:00 a.m., New York City time, at the offices of the Company, 605 Third Avenue, 34th Floor, New York, NY 10158. We look forward to your attending either in person or by proxy. The enclosed notice of meeting, the proxy statement, and the proxy card from the Board of Directors describe the matters to be acted upon at the meeting.

Your vote is important. Whether or not you expect to attend the meeting, your shares should be represented. Therefore, we urge you to complete, sign, date and promptly return the enclosed proxy card.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our company.

Sincerely yours,
/s/ Adrian Harel Adrian Harel Acting Chief Executive Officer

BRAINSTORM CELL THERAPEUTICS INC.
605 THIRD AVENUE, 34TH FLOOR
NEW YORK, NY 10158
(646) 666-3188

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
JUNE 12, 2012

To the Stockholders of Brainstorm Cell Therapeutics Inc.:

Notice is hereby given that the 2012 Annual Meeting of Stockholders (the “Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) will be held on June 12, 2012 at 9:00 a.m., New York City time, at the offices of the Company, 605 Third Avenue, 34th Floor, New York, NY 10158, for the following purposes:

1.	To elect each of Dr. Irit Arbel, Mordechai Friedman, Dr. Abraham Israeli, Alon Pinkas, Chen Schor, Dr. Robert Shorr and Malcolm Taub as directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To approve, on an advisory basis, the compensation of our named executive officers;
3.	To approve, on an advisory basis, the frequency of future executive compensation advisory votes;
4.	To amend and restate the Company’s 2004 Global Share Option Plan and 2005 U.S. Stock Option and Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder by 9,000,000 shares, collectively;
5.	To amend and restate the Company’s 2004 Global Share Option Plan to provide for the issuance of restricted stock and other equity-based awards under such plan;
6.	To ratify the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu, as the Company’s independent registered public accounting firm for the current fiscal year; and
7.	To transact such other business that may properly come before the Meeting and any adjournments or postponements of the Meeting.

The Board of Directors has fixed the close of business on April 23, 2012 as the record date for the Meeting. All stockholders of record on that date are entitled to notice of, and to vote at, the Meeting.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Thomas B. Rosedale Thomas B. Rosedale, Secretary Boston, Massachusetts May 7, 2012

BRAINSTORM CELL THERAPEUTICS INC.

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on June 12, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Brainstorm Cell Therapeutics Inc. (the “Company”, “Brainstorm” or “we”) for use at the 2012 Annual Meeting of Stockholders (the “Meeting”) to be held on June 12, 2012, at the time and place set forth in the accompanying notice of the Meeting (the “Notice of Meeting”), and at any adjournments or postponements thereof. The approximate date on which the Notice of Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2011 (the “2011 Annual Report”) are first being sent to stockholders is on or about May 10, 2012.

The Company’s principal executive offices are located at 605 Third Avenue, 34th Floor, New York, New York 10158, telephone number (646) 666-3188.

Important Notice Regarding Availability of Proxy Materials for the Meeting to Be Held on June 12, 2012: Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement, the Notice of Meeting and the 2011 Annual Report are available at http://brainstormcelltherapeutics.investorroom.com.

Record Date, Outstanding Shares and Voting Rights

Only stockholders of record at the close of business on April 23, 2012 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the close of business on that date, there were 127,961,217 shares of the Company’s common stock, $0.00005 par value per share (the “Common Stock”), outstanding and entitled to vote. Each outstanding share of the Company’s Common Stock entitles the record holder to cast one (1) vote for each matter to be voted upon.

The holders of a majority of all shares of the Common Stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Votes withheld, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors (Proposal No. 1). The affirmative vote of the holders of a majority of the votes cast in person or by proxy of the shares entitled to vote is required to approve, on an advisory basis, the compensation of our named executive officers (Proposal No. 2), to approve, on an advisory basis, the frequency of future executive compensation advisory votes (Proposal No. 3), to amend and restate the Company’s 2004 Global Share Option Plan and 2005 U.S. Stock Option and Incentive Plan (Proposals No. 4 & 5) and to ratify the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu (“Deloitte”), as the Company’s independent registered public accounting firm for the current fiscal year (Proposal No. 6).

Shares which abstain from voting on a particular matter and broker non-votes will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on any of the proposals.

Voting Instructions

Included with this Proxy Statement is a proxy card from your bank, broker or other nominee for the Meeting, with instructions for voting.

Those stockholders who elect to vote by mail, should complete, sign and return the proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and the shares will be voted at the Meeting in the manner directed. If you complete, sign and return your proxy card, it will be voted as you direct. In the event no choice is specified on a signed proxy card, the persons named as proxies will vote:

•	FOR the election of each of Dr. Irit Arbel, Mordechai Friedman, Dr. Abraham Israeli, Alon Pinkas, Chen Schor, Dr. Robert Shorr and Malcolm Taub as directors;
•	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as such information is disclosed in the compensation tables and the accompanying narrative disclosure beginning on page 23 (commonly referred to as “say-on-pay”);
•	FOR holding a say-on-pay vote EVERY THREE YEARS;
•	FOR the amendment and restatement of the Company’s 2004 Global Share Option Plan and 2005 U.S. Stock Option and Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder by 9,000,000 shares, collectively;
•	FOR the amendment and restatement of the Company’s 2004 Global Share Option Plan to provide for the issuance of restricted stock and other equity-based awards under such plan;
•	FOR the ratification of the appointment of Brightman Almagor Zohar & Co., a member of Deloitte, as the Company’s independent registered public accounting firm for the current fiscal year; and
•	In their discretion, as to any other matter that may be properly brought before the Meeting or any adjournments or postponements thereof.

If the shares you own are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of “non-discretionary” items, the shares that do not receive voting instructions will be treated as “broker non-votes”, the effect of which is discussed above in the section entitled “Record Date, Outstanding Shares and Voting Rights” above.

Discretionary Items	Non-Discretionary Items
Proposal No. 6 — Ratification of Deloitte as the Company’s independent registered public accounting firm	Proposal No. 1 — Election of Directors
Proposal No. 2 — Say-on-Pay Advisory Vote
Proposal No. 3 — Advisory Vote on Frequency of Say-on-Pay Advisory Votes
Proposals No. 4 & 5 — Amendment and Restatement of the 2004 Global Share Option Plan and 2005 U.S. Stock Option and Incentive Plan

If you are a stockholder as of the Record Date and attend the Meeting, you may personally deliver your completed proxy card or vote in person at the Meeting.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 605 Third Avenue, 34th Floor, New York, New York 10158, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Meeting and voting in person. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder’s instructions indicated on the proxy card.

Expenses and Solicitation

The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee, and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. Such officers and directors will receive no compensation in connection with any such solicitations, other than compensation paid pursuant to their duties described elsewhere in this Proxy Statement.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of meetings. This means that only one copy of our Proxy Statement, 2011 Annual Report or Notice of Meeting may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write, email or call our Acting Chief Executive Officer at 605 Third Avenue, 34th Floor, New York, New York 10158, email: harel@brainstorm-cell.com, or telephone: (646) 666-3188. If you want to receive separate copies of the Proxy Statement, 2011 Annual Report or Notice of Meeting in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address, email or telephone number.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 23, 2012 with respect to the beneficial ownership of Common Stock of the Company by the following: (i) each of the Company’s current directors; (ii) the Named Executive Officers (as defined below in “Executive Compensation”); (iii) all of the current executive officers and directors as a group; and (iv) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s Common Stock.

For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, the Company believes that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s Common Stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s Common Stock issuable under options that are exercisable on or within 60 days after April 23, 2012 (“Presently Exercisable Options”) or under warrants that are exercisable on or within 60 days after April 23, 2012 (“Presently Exercisable Warrants”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the Common Stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the Common Stock beneficially owned by any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o Brainstorm Cell Therapeutics Inc., 605 Third Avenue, 34th Floor, New York, New York 10158.

The percentage of the Common Stock beneficially owned by each person or entity named in the following table is based on 127,961,217 shares of Common Stock outstanding as of April 23, 2012 plus any shares issuable upon exercise of Presently Exercisable Options and Presently Exercisable Warrants held by such person or entity.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percentage of Class
Directors and Named Executive Officers
Adrian Harel	270,000	(1)	*
Liat Sossover	255,554	(1)	*
Abraham Efrati	625,427	(2)	*
Irit Arbel	3,230,975	(3)	2.5%
Mordechai Friedman	152,779	(1)	*
Abraham Israeli	561,110	(1)	*
Alon Pinkas	165,000	(1)	*
Chen Schor	923,374	(4)	*
Robert Shorr	230,000	(5)	*
Malcolm Taub	538,333	(6)	*
All current directors and officers as a group (10 persons)	65,884,049	(7)	41.0%
5% Shareholders
ACCBT Corp. Morgan & Morgan Building Pasea Estate, Road Town Tortola British Virgin Islands	59,556,924	(8)	37.6%

*	Less than 1%.
(1)	Consists of shares of Common Stock issuable upon the exercise of Presently Exercisable Options.
(2)	Includes 483,333 shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Mr. Efrati resigned as Chief Executive Officer effective February 28, 2011.
(3)	Includes 930,975 shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Dr. Arbel’s address is 6 Hadishon Street, Jerusalem, Israel.
(4)	Consists of shares of restricted Common Stock. If the Company successfully raises $10,000,000 of proceeds through the issuance of equity securities in a private or public offering after August 22, 2011, or enters into a deal with a strategic partner that brings in at least $10,000,000 of gross proceeds after August 22, 2011, then 307,791 of the shares will vest upon such event, 307,791 of the shares will vest on August 22, 2012 and the remaining 307,792 shares will vest on August 22, 2013. If such capital is not raised by the Company prior to August 22, 2012, then 307,791 of the shares will vest on August 22, 2012, 307,791 of the shares will vest on August 22, 2013 and the remaining 307,792 shares will vest on August 22, 2014.
(5)	Consists of shares of restricted Common Stock. The shares of restricted stock vest in 12 consecutive, equal monthly installments commencing on July 27, 2011 until fully vested on the first anniversary of the date of grant, provided that Mr. Shorr remains a director of the Company on each vesting date.
(6)	Consists of 100,000 shares of Common Stock issuable upon the exercise of Presently Exercisable Options and 238,333 shares of restricted Common Stock. The shares of restricted stock vest in 12 consecutive, equal monthly installments commencing on July 27, 2011 until fully vested on the first anniversary of the date of grant, provided that Mr. Taub remains a director of the Company on each vesting date.

(7)	Includes (i) 29,006,924 shares of Common Stock owned by ACCBT Corp. (Chaim Lebovits, our President, may be deemed to be the beneficial owner of these shares), (ii) 30,250,000 shares of Common Stock issuable to ACCBT Corp. upon the exercise of Presently Exercisable Warrants (iii) 300,000 shares of Common Stock owned by ACC International Holdings Ltd. (Chaim Lebovits, our President, may be deemed to be the beneficial owner of these shares) and (iv) 2,435,418 shares of Common Stock issuable upon the exercise of Presently Exercisable Options.
(8)	Consists of (i) 29,006,924 shares of Common Stock owned by ACCBT Corp., (ii) 30,250,000 shares of Common Stock issuable to ACCBT Corp. upon the exercise of Presently Exercisable Warrants and (iii) 300,000 shares of Common Stock owned by ACC International Holdings Ltd. ACC International Holdings Ltd. and Chaim Lebovits, our President, may each be deemed the beneficial owners of these shares.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board recommends that the seven nominees named below be elected to serve on the Board, each of whom is presently serving as a director. The affirmative vote of the holders of a plurality of the votes cast in person or by proxy at an annual meeting of stockholders by the shares entitled to vote is required for the election by stockholders of directors to the Board. Shares of Common Stock represented by all proxies received and not marked so as to withhold authority to vote for any individual nominee or for all nominees will be voted for the election of the seven nominees named below. Each nominee has consented to being named in this Proxy Statement and has indicated his or her willingness to serve if elected. If for any reason any nominee should become unable or unwilling to serve, the persons named as proxies may vote the proxy for the election of a substitute nominee selected by the Board. The Board has no reason to believe that any nominee will be unable to serve. Stockholders may vote for no more than seven nominees for director.

The Board currently has the following seven members: Dr. Irit Arbel, Mordechai Friedman, Dr. Abraham Israeli, Alon Pinkas, Chen Schor, Dr. Robert Shorr and Malcolm Taub.

Biographical and certain other information concerning the Company’s directors and the nominees for election to the Board is set forth below. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

Nominees for Election to Board of Directors

Name	Age	Position
Dr. Irit Arbel	52	Director
Mordechai Friedman	59	Director
Dr. Abraham Israeli	58	Chairman and Director
Alon Pinkas	50	Director
Chen Schor	39	Director
Dr. Robert Shorr	58	Director
Malcolm Taub	66	Director

Additional Information Regarding Nominees

Dr. Irit Arbel has been an active Board Member of the Company since May 2004 and also served initially as President for six months. From 2009 through 2011, Dr. Arbel served as Chairperson of Real Aesthetics Ltd., a company specializing in cellulite ultrasound treatment, and BRH Medical, developer of medical devices for wound healing. She was also Director of M & A at RFB Investment House, a private investment firm focusing on early stage technology related companies. Previously, Dr. Arbel was President and CEO of Pluristem Life Systems, and prior to that, Israeli Sales Manager of Merck, Sharp & Dohme. Dr. Arbel earned her Post Doctorate degree in 1997 in Neurobiology, after performing research in the area of Multiple Sclerosis. Dr. Arbel also holds a Chemical Engineering degree from the Technion, Israel’s Institute of Technology.

Mordechai Friedman joined the Company on April 4, 2011 as a director and as Chairman of the Audit Committee of the Board. Since 2010, Mr. Friedman has served as Chief Executive Officer of Triple M Management and Investments Ltd. From 2007 through 2010, Mr. Friedman served as the Chairman of the Board of The Israel Electric Corp. From 2005 to 2007, Mr. Friedman served as Deputy Chairman and Chief Executive Officer of Brightman, Almagor & Zohar, Inc., a division of Deloitte Touche Tohmatsu. Mr. Friedman has been a partner and director in several business ventures and companies in Israel and abroad in the transportation, consumer business, telecommunication and energy industries. He has a B.A. in Economics and Accounting from the Tel Aviv University. Mr. Friedman currently serves as a director of the following private companies: (i) Electra Consumer Products; (ii) Tel-Hashomer-Medical Research; (iii) Triple M Management and Investments Ltd.; (iv) Mordechai Friedman Blue and White Management Services Ltd.; and (v) Double M Management and Investments Ltd.

Dr. Abraham Israeli joined the Company on April 13, 2010 as a director, as Chairman of the Board and as a consultant. Since November 2009, Dr. Israeli has served as Head of the Department of Health Policy, Health Care Management and Health Economics at the Hebrew University, Hadassah Faculty of Medicine. Since 1996, Dr. Israeli has held the Chair of Dr. Julien Rozan Professorship of Family Medicine and Health

Promotion at the Hebrew University — Hadassah Medical School, Jerusalem. From November 2003 to October 2009, Dr. Israeli served as the Director General of the Israel Ministry of Health. Dr. Israeli holds a M.D. and M.P.H. from Hebrew University, Hadassah Medical School and a Master’s Degree from the Sloan School of Management at Massachusetts Institute of Technology. Dr. Israeli completed residencies in Internal Medicine and in Health-Care Management at Hadassah University Hospital and has certification in both specialties.

Alon Pinkas joined the Company on December 13, 2010 as a director. Mr. Pinkas served as the Israeli Consul General to New York from 2000 to 2004 and is an internationally respected foreign affairs analyst. Mr. Pinkas currently serves as an Adviser at Tigris Financial Group and the Rhodium Group. Mr. Pinkas currently serves as a director for Ormat Industries Limited, B.G.I. Investments (1961) Ltd. and Agri-Invest Ltd. Mr. Pinkas has a Bachelors Degree in Political Science from The Hebrew University of Jerusalem and a Masters Degree in Politics from Georgetown University.

Chen Schor joined the Company as a director on August 22, 2011. Mr. Schor is a global industry leader with vast experience in biotechnology, medical devices, business development and private equity. Mr. Schor led multiple licensing and M&A transactions valued at over $2 billion with companies such as GlaxoSmithKline, Amgen, Pfizer, Bayer, Merck-Serono and OncoGeneX Pharmaceuticals, and raised significant funds from reputable investors. Mr. Schor has a broad range of experience in multiple therapeutic areas including Neurology, Respiratory, Oncology, Auto-Immune, Genetic Diseases, and Women’s Health. In addition to leading the global business development at Teva Pharmaceuticals, Mr. Schor played a key role in building early stage companies to regulatory approvals, IPOs and M&As. From March 2009 until September 2011, Mr. Schor served as Vice President of Business Development, global branded products at Teva Pharmaceuticals. Prior to joining Teva, Mr. Schor was Chief Business Officer at Predix Pharmaceuticals from December 2003 until March 2009, leading the formation of more than $1.5 billion collaborations with GlaxoSmithKline, Amgen and additional pharmaceutical companies. Prior to joining Predix, Mr. Schor was a Partner at Yozma Venture Capital from September 1998 until December 2003, managing the fund’s investments in biotechnology and medical device companies. Mr. Schor previously held positions at Arthur Anderson and BDO consultants and holds an MBA, B.A. in biology, B.A. in economics and is a Certified Public Accountant (CPA).

Dr. Robert Shorr joined the Company as a director in March 2005. Since 1999, Dr. Shorr has served as Chief Executive Officer and Chief Science Officer of Cornerstone Pharmaceuticals, a bio technology company. Since 1998, he has also been a member of the Department of Biomedical Engineering at SUNY Stony Brook, where he also serves as Director of Business Development for the university’s Center for Advanced Technology. He has served as trustee at the Tissue Engineering Charities, Imperial College, London since 1999. From 1999 until 2005, Dr. Shorr was Vice-President of Science and Technology (CSO) of United Therapeutics, a NASDAQ listed company. Prior to 1998 he held management positions at Enzon Inc., a NASDAQ listed company, and AT Biochem of which he was also founder. Dr. Shorr also served on the Board of Directors of Biological Delivery Systems Inc., a NASDAQ listed company. Dr. Shorr holds both a Ph.D. and a D.I.C. from the University of London, Imperial College of Science and Technology as well as a B.Sc. from SUNY Buffalo.

Malcolm Taub joined the Company as a director in March 2009. Since October 2010, Mr. Taub has been a Partner at Davidoff Malito & Hutcher LLP, a full service law and government relations firm. From 2001 to September 30, 2010, Mr. Taub was the Managing Member of Malcolm S. Taub LLP, a law firm which practiced in the areas of commercial litigation, among other practice areas. Mr. Taub also works on art transactions, in the capacity as an attorney and a consultant. Mr. Taub has also served as a principal of a firm which provides consulting services to private companies going public in the United States. Mr. Taub has acted as a consultant to the New York Stock Exchange in its Market Surveillance Department. Mr. Taub acts as a Trustee of The Gateway Schools of New York and The Devereux Glenholme School in Washington, Connecticut. Mr. Taub has served as an adjunct professor at Long Island University, Manhattan Marymount College and New York University Real Estate Institute. Mr. Taub holds a B.A. degree from Brooklyn College and a J.D. degree from Brooklyn Law School. Mr. Taub formerly served on the Board of Directors of Safer Shot, Inc. (formerly known as Monumental Marketing Inc.), a company which trades on the Pink Sheets.

Qualifications of Directors

The Board believes that each nominee has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the nominees have extensive experience in a variety of fields, including biotechnology (Drs. Arbel and Shorr and Mr. Schor), accounting (Mr. Friedman), health care and health policy (Dr. Israeli), foreign affairs (Mr. Pinkas) and law (Mr. Taub), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our nominees have leadership experience at major companies or firms with operations inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies and issues. As indicated in the foregoing biographies, the nominees have each demonstrated significant leadership skills, including as a chief executive officer (Drs. Arbel and Shorr and Mr. Friedman), as the consul general of Israel to New York and as chief of staff to Ministers of Foreign Affairs of Israel (Mr. Pinkas), as the director general of a governmental body (Dr. Israeli), as a managing member of a law firm (Mr. Taub) or as a partner of a venture capital firm (Mr. Schor). A number of the nominees have extensive public policy, government or regulatory experience, including Consul General of Israel, New York (Mr. Pinkas) and Director General of Israel Ministry of Health (Dr. Israeli), which can provide valuable insight into issues faced by companies in regulated industries such as the Company. One of the nominees (Dr. Arbel) has served as the President of the Company, which service has given her a deep knowledge of the Company and its business and directly relevant management experience. The Board believes that these skills and experiences qualify each nominee to serve as a director of the Company.

The Board of Directors recommends a vote FOR the election of the nominees named above as directors of the Company.

Certain Arrangements

On April 13, 2010, the Company, Dr. Israeli and Hadasit Medical Research Services and Development Ltd. (“Hadasit”) entered into an Agreement, which was amended to clarify certain terms on December 31, 2011 (as amended, the “Agreement”) pursuant to which Dr. Israeli agreed, during the term of the Agreement, to serve as (i) our Clinical Trials Advisor and (ii) a member of our Board of Directors. Any party may terminate the Agreement upon 30 days prior notice to the other parties. In consideration of the services to be provided by Dr. Israeli to us under the Agreement, we agreed to grant: (i) options to Dr. Israeli annually during the term of the Agreement for the purchase of 166,666 shares of our Common Stock at an exercise price equal to $0.00005 per share and (ii) warrants to Hadasit annually during the term of the Agreement for the purchase of 33,334 shares of our Common Stock at an exercise price equal to $0.00005 per share. Such options and warrants will vest and become exercisable in twelve (12) consecutive equal monthly amounts. In addition, in December 2010 the Board granted Dr. Israeli an option to purchase 200,000 shares of Common Stock at an exercise price equal to $0.15 in recognition of his service as the Chairman of the Board and the number of hours Dr. Israeli devotes to fulfillment of his responsibilities of such role.

On August 22, 2011, we entered into an agreement with Chen Schor, which was amended and restated on November 11, 2011 to clarify vesting terms (as amended and restated, the “Executive Director Agreement”) pursuant to which we will pay $15,000 per quarter to Mr. Schor for his services as an Executive Board Member. In accordance with the terms of the Executive Director Agreement, the Company and Mr. Schor have also entered into an amended and restated Restricted Stock Agreement on November 11, 2011, pursuant to which Mr. Schor received 923,374 shares of our restricted common stock under our 2005 U.S. Stock Option and Incentive Plan. If we successfully raise $10,000,000 of proceeds through the issuance of equity securities in a private or public offering after August 22, 2011, or enter into a deal with a strategic partner that brings in at least $10,000,000 of gross proceeds after August 22, 2011, then 307,791 of the shares will vest upon such event, 307,791 of the shares will vest on August 22, 2012 and the remaining 307,792 shares will vest on August 22, 2013. If such capital is not raised by us prior to August 22, 2012, then the shares will vest over 3 years — 307,791 shares on August 22, 2012, 307,791 shares on August 22, 2013 and 307,792 shares on August 22, 2014. Mr. Schor is not entitled to any other compensation for his services as a director.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that executive compensation is an important matter for our stockholders. In accordance with SEC rules adopted in accordance with the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), our stockholders are being asked to approve an advisory resolution on the compensation of the Named Executive Officers, as reported in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2011 executive compensation program and policies for the Named Executive Officers.

Accordingly, you may vote on the following resolution at the 2012 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion.”

As you consider this Proposal No. 2, we urge you to read the Executive Compensation section of this Proxy Statement for additional details on compensation of the Named Executive Officers.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to the Named Executive Officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the Named Executive Officers. Because your vote is advisory, it will not be binding upon the Board of Directors. The Board of Directors and the Governance, Nominating and Compensation Committee (the “GNC Committee”) do, however, value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the GNC Committee will evaluate whether any actions are necessary to address those concerns.

Approval of this Proposal No. 2 requires the affirmative vote of a majority of the votes cast. Abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation of the Named Executive Officers.

PROPOSAL NO. 3
ADVISORY VOTE ON THE FREQUENCY OF SAY-ON-PAY ADVISORY VOTES

As described in Proposal No. 2, our stockholders are being asked to vote to approve the compensation of the Named Executive Officers, as reported in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. In accordance with the Dodd-Frank Act, Proposal No. 3 gives you the opportunity to cast a non-binding vote on how often the Company should include an advisory vote on executive compensation in its proxy materials for future annual or other meetings for which the Company must include executive compensation information. Stockholders may vote to have the advisory vote on executive compensation on one of the following three schedules: every year, every two years, or every three years. Stockholders may also abstain from voting.

After careful consideration of this proposal, our Board of Directors determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company and therefore recommends a vote for a triennial advisory vote. In reaching its recommendation, our Board considered that a triennial advisory vote would permit our compensation programs to be judged over a period of time. Our Board believes that a well-structured compensation program should include policies and practices that emphasize the creation of stockholder value over the long-term and that the effectiveness of such plans cannot be adequately evaluated on an annual or biennial basis.

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board of Directors or the GNC Committee. Our Board and GNC Committee value the opinions of all of our stockholders and will consider the outcome of this vote when deciding upon the frequency of stockholder votes on executive compensation.

Because Proposal No. 3 seeks the input of stockholders and provides stockholders with multiple voting options, there is no minimum vote requirement for Proposal No. 3. Abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

The Board of Directors recommends that stockholders vote to hold the non-binding advisory vote on executive compensation EVERY THREE YEARS.

PROPOSALS NO. 4 & 5
APPROVAL OF AMENDMENT AND RESTATEMENT OF 2004 GLOBAL SHARE OPTION
PLAN AND 2005 U.S. STOCK OPTION AND INCENTIVE PLAN

On November 25, 2004, our Board of Directors adopted the 2004 Global Share Option Plan (as amended, the “Global Plan”). On February 24, 2005, our Board of Directors adopted the 2005 U.S. Stock Option and Incentive Plan (as amended, the “U.S. Plan” and together with the Global Plan, the “Plans”). On February 24, 2005, the Board also amended the Global Plan to provide that any awards granted under the Global Plan and the U.S. Plan will reduce the total number of shares available for future issuance under each Plan. The stockholders approved the Plans on March 28, 2005. On April 28, 2008, the Board approved the amendment and restatement of the Plans to increase the number of shares available for issuance under the Plans by an additional 5,000,000 shares, collectively. The Company’s stockholders approved the amendment and restatement of the Plans on June 5, 2008. On April 21, 2011, the Board approved another amendment and restatement of the Plans to increase the number of shares available for issuance under the Plans by an additional 5,000,000 shares. The Company’s stockholders approved the amendment and restatement of the Plans on June 10, 2011. We believe that our future success and the continued growth in stockholder value depends, in large part, on our ability to attract, retain and motivate key employees and consultants with experience and ability in today’s intensely competitive market. Participation in the Plans rewards key employees for superior performance by giving them an opportunity to participate in this success. We believe that the stock options that may be granted and other stock-based compensation awards that may be made under the Plans are consistent with the grants and awards made by companies with which we compete for key talent. We currently have three executive officers, seven directors and ten additional employees who are eligible to participate in the Plans. We may also grant awards to consultants.

Under the Plans, we are currently authorized to grant equity awards for the issuance of up to an aggregate of 19,143,462 shares of Common Stock. As of March 31, 2012, 17,318,359 shares of Common Stock had been issued, or are reserved for issuance, pursuant to awards granted under the Plans to plan participants. We estimate that the remaining 1,825,103 shares available for issuance under the Plans will not be sufficient to meet our future needs.

Accordingly, on May 6, 2012 our Board approved, subject to stockholder approval, the amendment and restatement of the Plans to increase the number of shares available for issuance under the Plans (subject to adjustment for certain changes in the Company’s capitalization) by an additional 9,000,000 shares, collectively, bringing the total number of shares authorized for issuance under the Plans up to an aggregate of 28,143,462 shares and the total number of shares currently available for issuance under the Plans to 10,825,103 shares (Proposal No. 4).

If the stockholders do not approve the proposed amendment and restatement of the Plans, our ability to grant any further options or make any further awards of stock under the Plans will be significantly curtailed and our flexibility in granting the most appropriate type of award will be significantly limited. This is likely to adversely impact our ability to attract, retain and motivate current and prospective employees.

In addition, on May 6, 2012, our Board approved, subject to stockholder approval, the amendment and restatement of the Company’s Global Plan to provide for the issuance of restricted stock and other equity-based awards under the Global Plan (Proposal No. 5).

The proposed provisions providing for the issuance of restricted stock and other equity-based awards under the Global Plan will allow the Board more flexibility in structuring grants to officers, employees, directors and consultants. It will also make the Global Plan more consistent with the U.S. Plan, which already provides for the issuance of restricted stock and other equity-based awards.

The Board of Directors believes the amendment and restatement of the Plans is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of both Proposals No. 4 and 5.

Description of the Global Plan

The following description of certain features of the Global Plan, including Appendix A thereto related to participants who are residents of Israel (the “Israeli Appendix”), is intended to be a summary only. The summary is qualified in its entirety by the full text of the Global Plan and the Israeli Appendix as amended and restated, which are attached hereto as Exhibit A.

Administration.  The Global Plan is administered by the GNC Committee of the Board of Directors.

Participation.  The Global Plan provides that the persons eligible for participation in the Global Plan shall include employees, directors, and/or service providers such as consultants, or advisers of the Company or any affiliate, or any other person who is not an employee (also referred to as non-employee). In determining the eligibility of an individual to be granted awards pursuant to the Global Plan, as well as in determining the number of awards to be granted to any individual, the GNC Committee takes into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of the individual’s service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the GNC Committee deems relevant. The number of individuals potentially eligible to participate in the Global Plan currently include three officers, ten employees, six consultants, seven non-employee directors and an indeterminate number of additional consultants and service providers of the Company.

Terms and Provisions of Options.  Options granted under the Global Plan are exercisable at such times and during such period as is set forth in the award agreement, and shall terminate upon the earlier of (i) the date set forth in the award agreement, (ii) the expiration of ten (10) years from the date of grant, or (iii) the expiration of any extended period in any of the events set forth below. The award agreement may contain such provisions and conditions as may be determined by the GNC Committee. The option exercise price for each share subject to an option shall be determined by the GNC Committee in its sole and absolute discretion in accordance with applicable law (and may be less than fair market value, subject to applicable law), subject to any guidelines as may be determined by the Board of Directors from time to time. The exercise price shall be payable upon the exercise of an option in cash, check, or wire transfer.

An option or any right with respect thereto of any optionee to exercise an option granted under the Global Plan is not assignable or transferable, nor may it be given as collateral nor may any right with respect thereto be given to a third party whatsoever, other than by will or the laws of descent and distribution, or as specifically otherwise allowed under the Global Plan. Moreover, during the lifetime of the optionee, each and all of such optionee’s rights to purchase shares under the Global Plan shall be exercisable only by the optionee.

In the event of a termination of optionee’s employment or service, all options granted to such optionee shall immediately expire. Notwithstanding the foregoing and unless otherwise determined in the optionee’s award agreement, an option may be exercised after the date of termination as follows: If the termination is without cause, the unexpired vested options still in force may be exercised within a period of three (3) months after the date of such termination. If such termination of employment is the result of death or disability, the vested unexpired options still in force may be exercised within a period of twelve (12) months after such date of termination. If such termination of employment or service is for cause, any outstanding unexercised option will immediately expire and terminate, and the optionee shall not have any right in respect thereof. In no event shall an option be exercisable after the date upon which it expires by its terms. The GNC Committee has the authority to extend the term of all or part of the vested options beyond the date of such termination for a period not to exceed the period during which the options by their terms would otherwise have been exercisable.

Restricted Stock.  Restricted stock and other equity-based awards may be issued to all participants either alone or in addition to other awards granted under the Global Plan. Such awards will be subject to such conditions and restrictions as the GNC Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price (if any) of shares of restricted stock will be determined by the GNC Committee. If the performance goals and other restrictions are not attained, the grantee will automatically forfeit their awards of restricted stock to the Company.

Merger; Acquisition; Reorganization.  The Global Plan provides that in the event of a merger, acquisition, or reorganization of the Company or in the event of a sale of all or substantially all of the assets or shares of the Company to another entity (a “Transaction”) the unexercised or restricted portion of each award shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the successor corporation (or a parent or subsidiary of the successor corporation) as were distributed to the shareholders of the Company in connection with the Transaction. In the case of such assumption and/or substitution of awards, appropriate adjustments shall be made to the exercise price so as to reflect such award and all other terms and conditions of the award agreements, all subject to the determination of the GNC Committee or the Board of Directors, which determination shall be in their sole discretion and final. The Global Plan further provides that in the event that the outstanding shares shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split or reverse share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares subject to the Global Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate exercise price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding shares. Upon the occurrence of any of the above, the class and aggregate number of shares issuable pursuant to the Global Plan, in respect of which awards have not yet been exercised, shall be appropriately adjusted.

The Board of Directors or the GNC Committee shall also have the power to determine that in certain award agreements there shall be a clause instructing that if in any Transaction the successor corporation (or parent or subsidiary of the successor corporation) does not agree to assume or substitute the awards, the vesting dates of outstanding awards shall be accelerated so that any unvested or restricted award or any portion thereof shall be immediately vested ten (10) days prior to the effective date of the Transaction.

Upon voluntary dissolution or liquidation of the Company, the Company shall immediately notify all unexercised award holders of such voluntary liquidation, and the award holders shall then have ten (10) days to exercise any unexercised vested options or vested award held by them at that time. Upon the expiration of such ten-day period, all remaining outstanding awards will terminate immediately.

Termination and Amendment.  Unless sooner terminated, the Global Plan shall terminate ten (10) years from November 25, 2004, the date upon which it was adopted by the Board of Directors. The Board of Directors may at any time terminate or suspend the Global Plan or make such modification or amendment as it deems advisable; provided, however, that no amendment, alteration, suspension or termination of the Global Plan shall impair the rights of any participant, unless mutually agreed otherwise by the participant and the Company. Termination of the Global Plan prior to the termination date shall not affect the Board of Director’s ability to exercise the powers granted to it thereunder with respect to awards granted under the Global Plan prior to the date of such earlier termination. The Company shall obtain the approval of the Company’s stockholders for amendment to the Global Plan if stockholders’ approval is required under any applicable law or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges.

Description of the U.S. Plan

The following description of certain features of the U.S. Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the U.S. Plan, as amended and restated, that is attached hereto as Exhibit B.

U.S. Plan Administration.  The U.S. Plan may be administered by the Board of Directors or a committee of not fewer than two non-employee directors who are independent (the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the U.S. Plan.

Eligibility and Limitations on Grants.  Persons eligible to participate in the U.S. Plan will be those current or prospective officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the Administrator. An indeterminate number of consultants and service providers of the Company are currently eligible to participate in the U.S. Plan. No more than 28,143,462 shares shall be issued in the form of incentive stock options.

Stock Options.  The U.S. Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that do not so qualify. Options granted under the U.S. Plan will be non-qualified options if they (i) fail to qualify as incentive options, (ii) are granted to a person not eligible to receive incentive options under the Code, or (iii) otherwise so provide. Non-qualified options may be granted to any persons eligible to receive incentive options, to non-employee directors and other non-employee key persons. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the Common Stock on the date of grant.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the U.S. Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator.

Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Administrator or, if the Administrator so permits, by delivery (or attestation to the ownership) of shares of Common Stock that meet such requirements as may be specified by the Administrator including shares of Common Stock that are not subject to any restrictions imposed by the Company and that have been held by the optionee for at least six months or that were purchased in the open market by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Restricted Stock.  The Administrator may award shares of Common Stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price (if any) of shares of restricted stock will be determined by the Administrator. If the performance goals and other restrictions are not attained, the grantee will automatically forfeit their awards of restricted stock to the Company.

Tax Withholding.  Participants in the U.S. Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares of Common Stock to be issued pursuant to an option exercise or other award, or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes.

Adjustments for Stock Dividends, Stock Splits, Etc.  The U.S. Plan authorizes the Administrator to make appropriate adjustments to outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, consolidation, sale of the Company or similar event, the Administrator will make appropriate adjustments in the limits specified in the U.S. Plan and to outstanding awards. The Administrator may also adjust outstanding awards to take into consideration material changes in accounting practices or extraordinary dividends or similar events if the Administrator determines that such adjustments are appropriate.

Change in Control Provisions.  The U.S. Plan provides that in the event of a sale event (as defined in the U.S. Plan) resulting in a change in control of the Company, all stock options and restricted stock awards will be appropriately adjusted and assumed with the same vesting schedule by the successor entity (unless otherwise provided in the award agreement or by the Administrator). If any awards are not so assumed, the Administrator will provide for a period of time before the change in control during which then exercisable options may be exercised. In addition, in the event of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options equal to the difference between the per share cash consideration and the exercise price of the options.

Amendments and Termination.  The Board of Directors may at any time amend or discontinue the U.S. Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the U.S. Plan, including any amendments that increase the number of shares reserved for issuance under the U.S. Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the U.S. Plan, or materially change the method of determining fair market value of Common Stock, will be subject to approval by stockholders. Amendments shall also be subject to approval by the Company’s stockholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options. In addition, except in connection with a reorganization of the Company or a merger or other transaction, the Board may not reduce the exercise price of an outstanding stock option or effect repricing of an outstanding stock option through cancellation or regrants.

Plan Benefits

As of March 31, 2012, approximately 26 persons were eligible to receive awards under the Plans, including our three executive officers, six consultants and/or scientific advisory board members and seven directors. We may also grant awards to other consultants. The amount and timing of awards granted under the Plans is determined in the sole discretion of the Administrator and therefore cannot be determined in advance. The granting of awards under the Plans is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Israeli Appendix and Tax Matters

Section 102 of the Israeli Income Tax Ordinance (New Version), 1961, as amended (the “Section 102”; “Tax Ordinance”, respectively) shall apply to allocation of Awards and/or shares to employees, including directors and office holders, but excluding controlling shareholders (as defined in Section 32(9) of the Ordinance) (the “Employees”). Awards granted under the amended Section 102 may be classified as Approved 102 Award to be held by a trustee for the benefit of the Employees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Trustee”; “Holding Period”, respectively) or as Unapproved 102 Award, without a trustee. The Trustee is an individual who is appointed by the Company and approved by the Israeli Tax Authorities. Under the trustee track, the trustee may not release any shares allocated or issued upon exercise of Approved 102 Awards prior to the full payment of participant’s tax liabilities arising from Approved 102 Awards which were granted to him and/or any shares allocated or issued upon exercise of such Awards. With respect to any Approved 102 Award, a participant shall not sell or release from trust any share received upon the exercise of an Approved 102 Award and/or any share received subsequently following any realization of rights, including bonus shares, until the lapse of the Holding Period described above. If any such sale or release shall occur during the Holding Period the sanctions under Section 102 shall apply and shall be borne by such participant. Approved 102 Awards may either be classified as “ordinary income award” or “capital gains award”. The classification of the type of awards as “ordinary income award” or “capital gain award” depends on the election made by the Company prior to the date of grant, and obligates the Company to grant such type of award to all of its Employees for a period of one year following the year during which awards were first granted.

We have chosen to grant Awards to our Employees as Approved 102 Awards under the capital gain track. Such election was appropriately filed with the Israeli tax authorities before the grant of an Approved 102 Award. Under such track, the Employee will realize a capital gain upon the sale of shares received following the exercise of such awards or upon release of such shares from trust, whichever is earlier.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the Plans. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. An optionee will not have any additional FICA (Social Security) taxes upon exercise of an incentive option. If shares of Common Stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Common Stock. If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.  With respect to non-qualified options under the Plans, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments.  The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions.  As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the Plans may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

Equity Compensation Plan Information

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2011. The table does not include the additional shares that may be issuable pursuant to the proposed amendment to add an additional 9,000,000 shares to the Plans, collectively, that is the subject of Proposal No. 4.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	17,318,359	(1)	$0.12158	1,645,103	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	17,318,359	(1)	0.12158	1,645,103	(2)

(1)	Does not include 180,000 shares of restricted stock that the Company has issued pursuant to the 2005 U.S. Stock Option and Incentive Plan to scientific advisory board members, directors, service providers, and consultants.
(2)	A total of 19,143,462 shares of our common stock was reserved for issuance in aggregate under the 2004 Global Share Option Plan and the 2005 U.S. Stock Option and Incentive Plan and the amendments in June 2011. Any awards granted under the 2004 Global Share Option Plan or the 2005 U.S. Stock Option and Incentive Plan will reduce the total number of shares available for future issuance under the other plan.

The Board of Directors recommends a vote FOR the proposal to amend and restate the Company’s Plans to increase the number of shares of Common Stock available for issuance thereunder by 9,000,000 shares, collectively.

The Board of Directors recommends a vote FOR the proposal to amend and restate the Company’s Global Plan to provide for the issuance of restricted stock and other equity-based awards.

PROPOSAL NO. 6
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the current fiscal year. Deloitte has audited the financial statements of the Company since the fiscal year ended December 31, 2008. The Board of Directors is asking the Company’s stockholders to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Deloitte as the Company’s independent registered public accounting firm, the Board will reconsider its selection. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of Deloitte is not expected to be present at the Meeting and will not have the opportunity to make a statement or be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu, as the Company’s independent registered public accounting firm for the current fiscal year.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of Board of Directors

The Board of Directors has determined that each of Dr. Arbel, Mr. Friedman, Dr. Israeli, Mr. Pinkas, Mr. Schor, Dr. Shorr and Mr. Taub satisfies the criteria for being an “independent director” under the standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) and has no material relationship with the Company other than by virtue of service on the Board of Directors. During the course of determining the independence of Dr. Israeli, the Board of Directors considered the Agreement entered into by and among the Company, Hadasit and Dr. Israeli described above in “Certain Arrangements” and below under “Certain Relationships and Related Transactions”.

The Board of Directors is comprised of a substantial majority of independent directors and the Audit and GNC Committees are comprised entirely of independent directors.

Board Leadership Structure

On April 13, 2010, the Board elected Abraham (Avi) Israeli as a director and to serve as Chairman of the Board. Previously, the Company did not have a Chairman of the Board. The Chairman presides at all Board meetings. The Chairman’s role and responsibilities include maintaining an active relationship with the Chief Executive Officer, participating in preparation for board meetings (suggesting agenda items as appropriate), serving as a supplemental channel for communications between board members and the Chief Executive Officer and providing counsel to individual directors on the performance of their duties. The position of Chairman (Dr. Israeli) and Chief Executive Officer are separate. Together, the Chairman and Chief Executive Officer provide strategic guidance and oversight to the Company. The Board believes that Dr. Israeli serving as Chairman is optimal because it will provide the Board with strong and consistent leadership, and the other members of the Board bring various perspectives and opinions. Taken together, the Board believes that this leadership structure provides an appropriate balance of experienced leadership, independent oversight and management input.

Risk Management and Oversight Process

The Company is still a development stage company and as such has not yet developed a risk management policy or procedure. Generally, the entire Board, the Audit Committee and the GNC Committee are involved in overseeing risk associated with the Company and monitor and assess those risks in reviews with management and with the Company’s outside advisors and independent registered public accounting firm. The Audit Committee reviews regulatory risk, operational risk and enterprise risk, particularly as they relate to financial reporting, on a regular basis with management, the Company’s independent registered public accounting firm and the Company’s outside consultants and advisors. In its regular meetings, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The GNC Committee monitors the Company’s governance and succession risk by review with management and outside advisors. The GNC Committee also monitors CEO succession and the Company’s compensation policies and related risks by reviews with management.

Diversity

Diversity has always been very important to us. Although we have no formal separate written policy, the Board annually reviews the appropriate skills and characteristics of the members of the Board and diversity is one of the factors used in this assessment.

Board Meetings

The Board of Directors held seven meetings during the fiscal year ended December 31, 2011. During the fiscal year ended December 31, 2011, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees on which he or she served. The Company’s directors are strongly encouraged to attend the Company’s annual meeting of stockholders. One of the Company’s directors attended the prior year’s annual meeting.

Committees of the Board

Audit Committee

On February 7, 2008, the Board of Directors established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and the Company’s outside auditors the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee preapproves all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor. The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Audit Committee, which is available in the corporate governance section of the Company’s website at www.brainstorm-cell.com. The Audit Committee currently consists of Mr. Friedman (Chair), Dr. Arbel and Mr. Pinkas, each of whom is independent as defined under applicable Nasdaq listing standards. The Board of Directors has determined that Mordechai Friedman is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee held four meetings during the fiscal year ended December 31, 2011.

GNC Committee

On June 27, 2011, the Board of Directors established a standing Governance, Nominating and Compensation Committee (the “GNC Committee”), which assists the Board in fulfilling its responsibilities relating to (i) compensation of the Company’s executive officers, (ii) the director nomination process and (iii) reviewing the Company’s compliance with SEC corporate governance requirements. The Board has adopted a written charter for the GNC Committee, which is available in the corporate governance section of our website at www.brainstorm-cell.com. The GNC Committee currently consists of Dr. Arbel (Chair), Dr. Shorr and Mr. Taub, each of whom is independent as defined under applicable Nasdaq listing standards. The GNC Committee held 2 meetings during the fiscal year ended December 31, 2011.

The GNC Committee determines salaries, incentives and other forms of compensation for the Chief Executive Officer and the executive officers of the Company and reviews and makes recommendations to the Board with respect to director compensation. The GNC Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these goals and objectives, and sets the Chief Executive Officer’s compensation level based on this evaluation. The GNC Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation, but may invite the Chief Executive Officer to be present during the approval of, or deliberations with respect to, other executive officer compensation. In addition, the GNC Committee administers the Company’s stock incentive compensation and equity-based plans.

The GNC Committee makes recommendations to the Board concerning all facets of the director nominee selection process. Generally, the GNC Committee identifies candidates for director nominees in consultation with management and the independent members of the Board, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the GNC Committee deems to be helpful to identify candidates. Once candidates have been identified, the GNC Committee confirms that the candidates meet the independence requirements and qualifications for director nominees established by the Board. The GNC Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the GNC Committee deems to be helpful in the evaluation process. The GNC Committee meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Upon selection of a qualified candidate, the GNC Committee would recommend the candidate for consideration by the full Board.

In considering whether to include any particular candidate in the Board’s slate of recommended director nominees, the Board will consider the candidate’s integrity, education, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board believes that experience as a leader of a business or institution, sound judgment, effective interpersonal and communication skills, strong character and integrity, and expertise in areas relevant to our business are important attributes in maintaining the effectiveness of the Board. As a matter of practice, the Board considers the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholder Nominations

On June 27, 2011, the Board of Directors adopted the Brainstorm Cell Therapeutics Inc. Shareholder Nominations and Communications Policy (the “Policy”), pursuant to which procedures by which stockholders may recommend nominees to our Board of Directors were established. Previously, we had no formal policy by which a stockholder could recommend nominees to our Board of Directors.

Pursuant to the Policy, stockholders may recommend nominees for consideration by submitting the following information to our Secretary at our executive offices: (i) a current resume and curriculum vitae of the candidate; (ii) statement describing the candidate’s qualifications; and (iii) contact information for personal and professional references. In addition, submission must include the name and address of the stockholder making the nomination, the number of shares which are owned by such stockholder and a description of all arrangements or understandings between such stockholder and the candidate. Assuming that the required material has been provided on a timely basis, the GNC Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Family Relationships

There are no family relationships between the executive officers or directors of the Company.

Involvement in Certain Legal Proceedings

None.

Stockholder Communication with the Board of Directors

On June 27, 2011, the Board of Directors adopted the Policy, as defined above under Stockholder Nominations, pursuant to which procedures by which stockholders may communicate with our Board of Directors were established. Previously, we had no formal policy by which a stockholder could communicate with our Board of Directors.

Under the Policy, stockholders may send written communications to the Board of Directors or any individual members to the attention of the Company’s Secretary at the Company’s offices, 605 Third Avenue, 34th Floor, New York, NY 10158. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, personal grievances, matters as to which the Company tends to receive repetitive or duplicate communications, or patently offensive or otherwise inappropriate material.

ADDITIONAL INFORMATION

Executive Officers

Set forth below is a summary description of the principal occupation and business experience of each of the Company’s current executive officers.

Name	Age	Position
Adrian Harel	55	Acting Chief Executive Officer
Chaim Lebovits	43	President
Liat Sossover	44	Chief Financial Officer

Adrian Harel joined the Company on January 24, 2011 as our Chief Operating Officer and Acting Chief Executive Officer. From 2009 until 2010, Dr. Harel set up Da-Ta Biotech Ltd, a consulting and advisory business focused on early stage biotech companies. Also during 2010, Dr. Harel provided consulting services to KMBY LTD in connection with a medical device in the orthopedic field. From 2008 through 2010, Dr. Harel served as Chief Executive Officer of Meditor Pharmaceuticals Ltd. and Aminolab Technologies 2000 Ltd., which are focused on the production of new ethical drugs. From 2003 through 2007, Dr. Harel served as Chief Operating Officer of Sepal Pharma Ltd. and Molecular Cytomics Ltd.

Chaim Lebovits joined the Company in July 2007 as our President. Mr. Lebovits controls ACC Holdings, a holding company which controls subsidiaries: (i) Shemen Oil and Gas Resources Ltd. (“Shemen”); (ii) ACC Resources; and (iii) ACCBT. ACC Holdings focuses on minerals exploration in West Africa and Israel. ACC Resources holds 10 permits for gold exploration in Burkina Faso. Shemen holds the Shemen License offshore Israel, which has contingent and prospective resources of over 250 million barrels of oil. ACCBT focuses on new and emerging biotechnologies. Mr. Lebovits has been at the forefront of mining and natural resource management in the African region for close to a decade.

Liat Sossover joined the Company in June 2010 as our Chief Financial Officer. From 2001 until June 2010, Ms. Sossover served as the Vice President of Finance of ForeScout Technologies, International. In such role, Ms. Sossover managed all financial and accounting aspects. Prior to that, Ms. Sossover served as VP of Finance and Secretary of Maximal Innovative Intelligence, which was acquired by Microsoft. She has held positions as Chief Financial Officer at RT Set, which is now part of Vizrt and Financial Controller for BVR Technologies, which later was acquired by Esterline Technologies. Ms. Sossover holds an MBA from Edinburgh University, and a Bachelor’s degree in Accounting & Economics from Ben Gurion University.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain summary information with respect to the compensation paid during the fiscal years ended December 31, 2011 and 2010 earned by the former Chief Executive Officer, our Acting Chief Executive Officer and our Chief Financial Officer (the “Named Executive Officers”). In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Summary Compensation Table(*)

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Adrian Harel(4) Acting Chief Executive Officer	2011	117,000	203,026	65,000	385,026
Liat Sossover(5) Chief Financial Officer	2011	98,000	—	46,000	144,000
	2010	47,000	67,584	12,000	126,584
Abraham Efrati(6) Former Chief Executive Officer and Director	2011	264,000	30,481	25,000	319,481
	2010	167,000	—	13,000	180,000

(*)	The Named Executive Officers were paid in NIS; the amounts above are the U.S. dollar equivalent. The conversion rate used was the average of the end of month’s rate between the U.S. dollar and the NIS as published by the Bank of Israel, the central bank of Israel.
(1)	The amounts shown in the “Option Awards” column represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the Named Executive Officer during fiscal 2011 and fiscal 2010. ASC 718 fair value amount as of the grant date for stock options generally is spread over the number of months of service required for the grant to vest.
(2)	The fair value of each stock option award is estimated as of the date of grant using the Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note 11 to Consolidated Financial Statements under Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
(3)	Includes management insurance (which includes pension, disability insurance and severance pay), payments towards such employee’s education fund, amounts paid for use of a Company car and Israeli social security.
(4)	Mr. Harel commenced employment with the Company on January 23, 2011.
(5)	Ms. Sossover commenced employment with the Company on June 1, 2010.
(6)	Mr. Efrati resigned as Chief Executive Officer, effective as of February 28, 2011.

Executive Employment Agreements and Termination of Employment and Change-in-Control Arrangements

Abraham Efrati.  Pursuant to his employment agreement dated October 7, 2007, Mr. Efrati was entitled to an initial base salary of $14,000 per month. Mr. Efrati was also entitled to coverage under our Manager’s Insurance Policy and to an education fund and the use of a Company car.

Mr. Efrati resigned as Chief Executive Officer effective as of February 28, 2011.

Per the terms of his employment agreement, Mr. Efrati agreed not to compete with the Company or solicit the Company’s customers or employees during the term of his employment and for a period of twelve (12) months following the termination of his employment for any reason.

On July 25, 2011, we entered into a Settlement and Waiver Agreement (the “Settlement Agreement”) with Mr. Efrati and Pro Int. Ltd. (an entity believed to be controlled by Mr. Efrati) regarding the termination of Mr. Efrati’s position as our Chief Executive Officer and certain unresolved compensatory matters relating thereto. Under the Settlement Agreement, we agreed to pay to Mr. Efrati (i) NIS 543,077 on or before August 1, 2011, (ii) an additional NIS 200,000 on or before August 20, 2011 and (iii) an additional NIS 162,051 on or before September 15, 2011. We also agreed that 150,000 of Mr. Efrati’s non-vested options to purchase our common stock were accelerated in full and that the exercise period for all vested stock options held by Mr. Efrati was extended until April 30, 2012. The parties to the Settlement Agreement also agreed to waive, and release the other parties from, all claims they may have had against each other.

Adrian Harel.  Pursuant to his employment agreement dated January 23, 2011, Dr. Harel is entitled to a monthly salary of 34,000 NIS (approximately $9,200) (including benefits for monthly totals of approximately 51,000 NIS (approximately $13,800)). Dr. Harel also receives other benefits that are generally made available to our employees. Dr. Harel is provided with a company car and a gross-up payment for any taxes relating thereto.

Liat Sossover.  Pursuant to her employment agreement dated June 23, 2011, Ms. Sossover is entitled to a salary of 32,000 NIS (approximately $8,290) per month. Ms. Sossover is also entitled to contributions on her behalf by the Company into a manager’s insurance fund, disability insurance and an education fund.

Terms of Option Awards

On October 23, 2007, Mr. Efrati was granted, pursuant to our Global Plan, an option to purchase 1,000,000 shares of our Common Stock at a price per share of $0.87 each, which options vested and became exercisable with respect to  1/6 of the shares subject to the option on each six-month anniversary of the date of grant, provided Mr. Efrati was employed by or providing services to us on each applicable vesting date. As of October 15, 2010, this option was fully vested and exercisable. On November 5, 2008, our Board of Directors approved the repricing of this option, such that said option now has an exercise price of $0.15 per share as opposed to $0.87 per share.

In addition, on June 29, 2009, Mr. Efrati was granted, pursuant to our Global Plan, an option to purchase 1,000,000 shares of our Common Stock at a price per share of $0.067 each, which option would vest and become exercisable with respect to  1/3 of the shares subject to the option on each anniversary of the date of grant, provided Mr. Efrati is employed by or providing services to us on each applicable vesting date. Mr. Efrati resigned as Chief Executive Officer, effective February 28, 2011, and did not stand for re-election to the Board at our last annual meeting. Pursuant to the Settlement Agreement, 150,000 of Mr. Efrati’s non-vested options were accelerated in full and the exercise period for all vested options was extended until April 30, 2012. As of April 30, 2012, Mr. Efrati had fully exercised all of his outstanding options to purchase shares of our Common Stock.

On June 27, 2011, Dr. Harel was granted, pursuant to our Global Plan, an option to purchase 450,000 shares of our Common Stock at a price per share of $0.20 each. One-third of such option vested and became exercisable on January 23, 2012 and the remainder of the shares subject to the option will vest and become exercisable over the following 24 months in equal installments. The option shall expire on the tenth anniversary of the grant date.

On August 10, 2011, Dr. Harel was granted, pursuant to our Global Plan, an option to purchase 70,000 shares of our Common Stock at a price per share of $0.20 each. Such option became fully vested and exercisable upon our receipt of clean room approval in connection with the Hadassah trial. The option shall expire on the tenth anniversary of the grant date.

On June 23, 2010, Ms. Sossover was granted, pursuant to our Global Plan, an option to purchase 400,000 shares of our Common Stock at a price per share of $0.18 each. One-third of such option vested and became exercisable on June 23, 2011 and the remainder of the shares subject to the option vest and become exercisable over the following 24 months in equal installments. The option shall expire on the tenth anniversary of the grant date.

Outstanding Equity Awards

The following table sets forth information regarding equity awards granted to the Named Executive Officers that are outstanding as of December 31, 2011. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Outstanding Equity Awards at December 31, 2011

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Adrian Harel	—	450,000	(1)	0.20	6/26/2021
	70,000	—		0.20	8/9/2021
Liat Sossover	200,000	200,000	(2)	0.18	6/22/2020
Abraham Efrati(3)	699,273	—		0.15	4/30/2012
	483,333	—		0.067	4/30/2012

(1)	Options for the purchase of 150,000 shares vested and became exercisable on January 23, 2012 and options for the purchase of 12,500 shares vested and became exercisable on each of February 23, March 23 and April 23, 2012. Options for the purchase of 12,500 shares will vest and become exercisable on the 23rd of each month until the option is fully vested.
(2)	Options for the purchase of 11,111 shares vested and became exercisable on each of January 23, February 23, March 23 and April 23, 2012. Options for the purchase of 11,111 shares will vest and become exercisable on the 23rd of each month until the option is fully vested.
(3)	Mr. Efrati resigned as Chief Executive Officer effective as of February 28, 2011.

Stock Incentive Plans

In November 2004 and February 2005, our Board of Directors adopted and ratified the Global Plan and the U.S. Plan, respectively, and further approved the reservation of 9,143,462 shares of our Common Stock for issuance thereunder. Our stockholders approved the Plans and the shares reserved for issuance thereunder at a special meeting of stockholders that was held on March 28, 2005.

On April 28, 2008, the Board approved the amendment and restatement of the Plans to increase the number of shares available for issuance under the Plans by an additional 5,000,000 shares. Our stockholders approved the amendment and restatement of the Plans on June 5, 2008.

On April 21, 2011, the Board approved another amendment and restatement of the Plans to increase the number of shares available for issuance under the Plans by an additional 5,000,000 shares. Our stockholders approved the amendment and restatement of the Plans on June 10, 2011.

Under the Global Plan, we granted a total of 12,788,319 options with various exercise prices (a weighted average exercise price of $0.15295) and expiration dates, to service providers, subcontractors, directors, officers, and employees. Under the U.S. Plan, we issued an additional 4,530,040 shares of restricted stock and options to Scientific Advisory Board members, consultants, and directors. As of March 31, 2012, there were 1,825,103 shares available for issuance under the Plans.

Compensation of Directors

The following table sets forth certain summary information with respect to the compensation paid during the fiscal year ended December 31, 2011 earned by each of the directors of the Company. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Director Compensation Table for Fiscal 2011

Name	Stock Awards ($)(1)		Option Awards ($)(1)		Total ($)
Dr. Irit Arbel	—		130,365	(2)	130,365
Mr. Mordechai Friedman	—		75,355	(3)	75,355
Dr. Abraham Israeli	—		48,326	(4)	48,326
Mr. Alon Pinkas	—		81,384	(5)	81,384
Mr. Chen Schor	443,220	(6)	—		443,220
Dr. Robert Shorr	114,400	(7)	—		114,400
Mr. Malcolm Taub	114,400	(8)	—		114,400

(1)	The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the directors during fiscal 2011.
(2)	At December 31, 2011, Dr. Arbel had options (vested and unvested) to purchase 988,333 shares of Common Stock.
(3)	Mr. Friedman was elected to the Board of Directors on April 4, 2011. At December 31, 2011, he had options (vested and unvested) to purchase 166,666 shares of Common Stock.
(4)	At December 31, 2011, Dr. Israeli had options (vested and unvested) to purchase 533,332 shares of Common Stock.
(5)	At December 31, 2011, Mr. Pinkas had options (vested and unvested) to purchase 180,000 shares of Common Stock.
(6)	Mr. Schor was elected to the Board of Directors on August 22, 2011. At December 31, 2011, he had 923,374 shares of restricted Common Stock.
(7)	At December 31, 2011, Dr. Shorr had 230,000 shares of restricted Common Stock.
(8)	At December 31, 2011, Mr. Taub had vested options to purchase 100,000 shares of Common Stock and 238,333 shares of restricted Common Stock.

We reimburse our non-employee directors for reasonable travel and other out-of-pocket expenses incurred in connection with attending board meetings.

On October 14, 2007, we implemented a compensation plan for non-employee directors. Under this compensation plan, each director was entitled to receive an option to purchase 100,000 shares of our Common Stock or 100,000 restricted shares of Common Stock. Dr. Israeli did not earn compensation in accordance with this compensation plan. In 2010, we issued an option to purchase 200,000 shares of Common Stock to Dr. Arbel under this compensation policy. In addition, in 2010, we approved the issuance of 200,000 restricted shares of Common Stock to Dr. Shorr and Mr. Taub under this compensation policy. The determination to grant equity awards in an amount greater than as set forth in the compensation plan was made at the discretion of the Board and as recognition for service on the Audit Committee by Drs. Arbel and Shorr and as recognition of service on the Board by Mr. Taub.

The Board also made the determination to issue an option to purchase 200,000 shares of Common Stock to Dr. Israeli in recognition of his service as the Chairman of the Board and the number of hours Dr. Israeli devotes to fulfillment of his responsibilities of such role.

On June 27, 2011, we implemented a new Director Compensation Plan for non-employee directors (the “Director Compensation Plan”). Every non-employee director of the Company, other than Dr. Israeli and Mr. Schor are eligible to participate in the Director Compensation Plan. Under the Director Compensation Plan, each eligible director is granted an annual award immediately following each annual meeting of shareholders beginning with the 2011 annual meeting. For non-U.S. directors, this annual award consists of a nonqualified stock option to purchase 100,000 shares of Common Stock. For U.S. directors, at their option, this annual award is either (i) a nonqualified stock option to purchase 100,000 shares of Common Stock or (ii) 100,000 shares of restricted stock. Additionally, each member of the GNC Committee or Audit Committee receives (i) a nonqualified stock option to purchase 30,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 30,000 shares of restricted stock. A chairperson of the GNC Committee or Audit Committee will instead of the above committee award receive (i) a nonqualified stock option to purchase 50,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 50,000 shares of restricted stock. Any eligible participant who is serving as chairperson of the Board of Directors of the Company shall also receive (i) a nonqualified stock option to purchase 100,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 100,000 shares of restricted stock. Awards are granted on a pro rata basis for directors serving less than a year at the time of grant. The exercise price for options for U.S. directors will be equal to the closing price per share of the Common Stock on the grant date as reported on the Over-the-Counter Bulletin Board or the national securities exchange on which the Common Stock is then traded. The exercise price for options for non-U.S. directors is $0.15. Every option and restricted stock award will vest monthly as to  1/12 the number of shares subject to the award over a period of twelve months from the date of grant, provided that the recipient remains a director of the Company on each such vesting date, or, in the case of a committee award, remains a member of the committee on each such vesting date.

On June 27, 2011, the following grants were made under the Director Compensation Plan to the eligible directors: Dr. Arbel received a stock option to purchase 180,000 shares of Common Stock for her service as a director, chairperson of the GNC Committee and a member of the Audit Committee; Mr. Friedman received a stock option to purchase 150,000 shares of Common Stock for his service as a director and chairperson of the Audit Committee; Mr. Pinkas received a stock option to purchase 130,000 shares of Common Stock for his service as a director and a member of the GNC Committee; Mr. Shorr received 130,000 shares of restricted stock for his service as a director and a member of the Audit Committee; and Mr. Taub received 130,000 shares of restricted stock for his service as a director and a member of the GNC Committee.

Dr. Israeli receives an annual option for the purchase of 166,666 shares of Common Stock at an exercise price equal to $0.00005 per the terms of the Agreement, as described in detail in “Certain Arrangements” above and in “Certain Relationships and Related Transactions” below, which option is compensation for both his service as a director and as a clinical trials advisor. In addition, in December 2010 the Board granted Dr. Israeli an option to purchase 200,000 shares of Common Stock at an exercise price equal to $0.15 in recognition of his service as the Chairman of the Board and the number of hours Dr. Israeli devotes to fulfillment of his responsibilities of such role.

On August 22, 2011, Mr. Schor received a grant of 923,374 shares of restricted stock and will receive $15,000 per quarter for his services as a director and advisor of the Company pursuant to the terms of the Executive Director Agreement, as described in detail in “Certain Arrangements” above.

Certain Relationships and Related Transactions

The Audit Committee of our Board reviews and approves all related-party transactions. A “related-party transaction” is a transaction that meets the minimum threshold for disclosure under the relevant SEC rules (transactions involving amounts exceeding the lesser of $120,000 or one (1) percent of the average of the smaller reporting company’s total assets at year end for the last two fiscal years in which a “related person” or entity has a direct or indirect material interest). “Related persons” include our executive officers, directors, 5% or more beneficial owners of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. When a potential related-party transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify it.

The Audit Committee reviews the material facts of any related-party transaction and either approves or disapproves of the entry into the transaction. If advance approval of a related-party transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified by the Audit Committee. No director may participate in the approval of a transaction for which he or she is a related party.

Research and License Agreement with Ramot

On July 8, 2004, we entered into a Research and License Agreement (the “Original Ramot Agreement”) with Ramot at Tel Aviv University Ltd. (“Ramot”), a former 5% stockholder of the Company, the technology licensing company of Tel Aviv University, which agreement was amended on March 30, 2006 by the Amended Research and License Agreement (described below). Under the terms of the Original Ramot Agreement, Ramot granted to us an exclusive license to (i) the know-how and patent applications on the stem cell technology developed by the team led by Prof. Melamed and Dr. Offen, and (ii) the results of further research to be performed by the same team on the development of the stem cell technology. Simultaneously with the execution of the Original Ramot Agreement, we entered into individual consulting agreements with Prof. Melamed and Dr. Offen pursuant to which all intellectual property developed by Prof. Melamed or Dr. Offen in the performance of services thereunder will be owned by Ramot and licensed to us under the Original Ramot Agreement.

Under the Original Ramot Agreement, we agreed to fund further research relating to the licensed technology in an amount of $570,000 per year for an initial period of two years, and for an additional two-year period if certain research milestones were met.

In consideration for the license, we originally agreed to pay Ramot:

•	An up-front license fee payment of $100,000;
•	An amount equal to 5% of all net sales of products; and
•	An amount equal to 30% of all sublicense receipts.

On March 30, 2006, we entered into an Amended Research and License Agreement (the “Amended Research and License Agreement”) with Ramot. Under the Amended Research and License Agreement, the funding of further research relating to the licensed technology in an amount of $570,000 per year was reduced to $380,000 per year. Moreover, under the Amended Research and License Agreement, the initial period of time that we agreed to fund the research was extended from an initial period of two (2) years to an initial period of three (3) years. The Amended Research and License Agreement also extended the additional two-year period in the Original Ramot Agreement to an additional three-year period, if certain research milestones were met. In addition, the Amended Research and License Agreement reduced (i) certain royalties payments from five percent (5%) to three percent (3%) of all net sales in cases of third party royalties and (ii) potential payments concerning sublicenses from 30% to 20 – 25% of sublicense receipts.

We entered into a Second Amended and Restated Research and License Agreement with Ramot on July 26, 2007 (the “Second Ramot Agreement”), which amended and replaced the Amended Research and License Agreement. Like the Original Ramot Agreement, the Second Ramot Agreement imposed on us development and commercialization obligations, milestone and royalty payment obligations and other obligations. As of June 30, 2007, we owed Ramot an aggregate of $513,249 in overdue payments and patent fees under the Amended Research and License Agreement. On August 1, 2007, we obtained a waiver and release from Ramot pursuant to which Ramot agreed to an amended payment schedule regarding our payment obligations under the Second Ramot Agreement and waived all claims against us resulting from our previous breaches, defaults and non-payment under the Amended Research and License Agreement.

In addition, in the event that the “research period”, as defined in the Second Ramot Agreement, was extended for an additional three year period in accordance with the terms of the Second Ramot Agreement, then we had to make payments to Ramot during the first year of the extended research period in an aggregate amount of $380,000.

On December 24, 2009, we entered into a Letter Agreement (the “Letter Agreement”) with Ramot, pursuant to which, among other things, Ramot agreed to: (i) release the Company from its obligation to fund three years of additional research (which would have totaled $1,140,000); and (ii) accept 1,120,000 shares of our common stock in lieu of $272,000 in past-due amounts. Pursuant to the Letter Agreement, we agreed, among other things, to: (i) reimburse Ramot for outstanding patent-related expenses; and (ii) abandon our rights in certain patents of Ramot.

Through March 2011, Ramot had sold the 1,120,000 shares of Common Stock of the Company for $235,000 and the Company paid the remaining $5,000 due to Ramot. There is no additional debt to Ramot.

On December 20, 2011, we entered into an Assignment Agreement with our Israeli Subsidiary (the “Assignment Agreement”). Under the Assignment Agreement, we assigned and transferred all of our rights, interests, titles, liabilities and obligations (the “Rights”) under the Second Ramot Agreement to our Israeli Subsidiary, effective as of January 1, 2007 and our Israeli Subsidiary agreed to assume all such Rights. We agreed to be a guarantor of all obligations of our Israeli Subsidiary under the Second Ramot Agreement and Ramot can look to us to demand compliance with the Second Ramot Agreement.

Investment Agreement with ACCBT Corp.

On July 2, 2007, we entered into a Subscription Agreement with ACCBT, a 5% stockholder and a company under the control of Mr. Chaim Lebovits, our President, pursuant to which we agreed to sell (i) up to 27,500,000 shares of our common stock for an aggregate subscription price of up to $5.0 million, and (ii) for no additional consideration, warrants to purchase up to 30,250,000 shares of our Common Stock. Subject to certain closing conditions, separate closings of the purchase and sale of the shares and the warrants were scheduled to take place from August 30, 2007 through November 15, 2008. The warrants originally had the following exercise prices: (i) warrants for the first 10,083,333 shares of our Common Stock had an exercise price of $0.20; (ii) warrants for the next 10,083,333 shares of our Common Stock had an exercise price of $0.29; and (iii) warrants for the final 10,083,334 shares of our Common Stock had an exercise price of $0.36. Each warrant issued pursuant to the Subscription Agreement was to expire on November 5, 2011.

On August 20, 2007, we received an aggregate of $1,000,000 from ACCBT, and, in connection therewith, ACCBT agreed to apply the principal amounts outstanding under a $250,000 convertible promissory note, dated as of May 6, 2007, issued to ACCBT by us towards the $5 million aggregate subscription price under the subscription agreement in exchange for shares of common stock (at which point the promissory note was cancelled). Accordingly, we issued to ACCBT an aggregate of 6,875,000 shares of Common Stock and a warrant to purchase an aggregate of 7,562,500 shares of Common Stock. In November 2007, we received an aggregate of $750,000 from ACCBT, and we issued to ACCBT an aggregate of 4,125,000 shares of Common Stock and a warrant to purchase an aggregate of 4,537,500 shares of Common Stock. On April 3, 2008, we closed a transaction where we received an aggregate of $750,000 from ACCBT and a permitted assignee, and we issued 2,125,000 shares of Common Stock to the permitted assignee, 2,000,000 shares of Common Stock to ACCBT and a warrant to purchase an aggregate of 4,537,500 shares of Common Stock to ACCBT. On September 8, 2008, we received an aggregate of $750,000 from ACCBT, and we issued to ACCBT an aggregate of 4,125,000 shares of Common Stock and a warrant to purchase an aggregate of 4,537,500 shares of Common Stock.

On August 18, 2009, we entered into an amendment to the Subscription Agreement (the “Amendment”), dated as of July 31, 2009, with ACCBT.

Under the terms of the Subscription Agreement, ACCBT was no longer obligated to invest any further amounts in the Company. Pursuant to the Amendment, ACCBT agreed to invest the remaining amount outstanding under the Subscription Agreement up to $5.0 million in the Company, and, in return, we agreed to amend the Subscription Agreement to, among other things: (i) decrease the purchase price per share of the up to 27,500,000 shares (the “Subscription Shares”) of our Common Stock that ACCBT previously purchased or will purchase pursuant to the terms of the Subscription Agreement, as amended, from $0.1818 to $0.12 (the “Repricing”); (ii) adjust the number of shares of Common Stock issuable under the Subscription Agreement in accordance with the Repricing; (iii) extend the expiration date of all Warrants (as described below); (iv) amend the exercise price of certain of the Warrants from $0.36 to $0.29; and (v) revise the investment schedule of the purchase and sale of the Subscription Shares. Pursuant to the Amendment, the Repricing retroactively applied to all Subscription Shares purchased by the Investor prior to the Amendment.

Pursuant to the Amendment, ACCBT agreed to purchase the remainder of the Subscription Shares, as adjusted, at an aggregate purchase price of $947,347 at a price per share of $0.12 in monthly installments of not less than $50,000 (with the last payment in an amount up to the maximum subscription price of $5.0 million) at closings to be held monthly beginning on August 1, 2009.

As described above, pursuant to the terms of the Subscription Agreement, we originally agreed to sell to ACCBT the Subscription Shares for an aggregate subscription price of up to $5.0 million and, for no additional consideration, if ACCBT purchased the Subscription Shares, warrants to purchase up to 30,250,000 shares of Common Stock (the “Warrants”). As of July 31, 2009, ACCBT had purchased an aggregate of 18,306,925 shares of Common Stock for an aggregate purchase price of $4,052,652, and the following Warrants (the “Issued Warrants”) had been issued to ACCBT: (i) 10,083,333 Warrants with an exercise price of $0.20; (ii) 10,083,333 Warrants with an exercise price of $0.29; and (iii) 1,008,334 Warrants (the “Last Warrant”) with an exercise price of $0.36. Pursuant to the Amendment, the exercise price of the Last Warrant decreased from $0.36 to $0.29. Pursuant to the Amendment, all of the Warrants, including the Issued Warrants, shall expire on November 5, 2013 instead of November 5, 2011.

In connection with the Repricing and the Amendment, we agreed to issue 9,916,667 shares of Common Stock to ACCBT for no additional consideration in order to retroactively apply the Repricing. On October 28, 2009, we issued the 9,916,667 shares of Common Stock to various designees of ACCBT, including 5,000,000 shares to Yosef Sternberg, a former 5% stockholder of the Company.

As of the date of this Proxy Statement, ACCBT has purchased all of the Subscription Shares. In connection with ACCBT’s completion of the investment of up to $5.0 million, we issued the following: (i) a Warrant, on October 5, 2009, to ACCBT to purchase 4,537,500 shares of Common Stock at an exercise price of $0.29; (ii) 2,000,001 shares of Common Stock to various designees of ACCBT on February 24, 2010; (iii) a Warrant, on January 23, 2011, to ACCBT to purchase 4,537,500 shares of Common Stock at an exercise price of $0.29; and (iv) 10,499,999 shares of Common Stock to ACCBT on January 23, 2011.

Agreement with Abraham Israeli

On April 13, 2010, the Company, Dr. Israeli, a director of the Company, and Hadasit entered into an Agreement, which was amended to clarify certain terms on December 31, 2011, pursuant to which Dr. Israeli agreed, during the term of the Agreement, to serve as (i) our Clinical Trials Advisor and (ii) a member of our Board of Directors. Any party may terminate the Agreement upon 30 days prior notice to the other parties. In consideration of the services to be provided by Dr. Israeli to us under the Agreement, we agreed to grant options and warrants annually during the term of the Agreement for the purchase of our Common Stock, as follows:

•	an option for the purchase of 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share to Dr. Israeli; and
•	warrants for the purchase of 33,334 shares of Common Stock at an exercise price equal to $0.00005 per share to Hadasit.

Such options will vest and become exercisable in twelve (12) consecutive equal monthly amounts.

Agreement with Dr. Jonathan Javitt

On December 12, 2011, we entered into a Settlement Agreement with Dr. Jonathan Javitt, a former director of the Company, to settle certain disputed stock issuances. Under this agreement, we issued 350,000 shares of our Common Stock to Dr. Javitt to settle the disputed stock issuances. As part of this agreement, Dr. Javitt released the Company and related parties from all claims he may have had against the Company and its related parties.

Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu (“Deloitte”) for the audit of our financial statements for the fiscal years ended December 31, 2011 and 2010 and fees billed for other services rendered by Deloitte during those periods.

	December 31, 2011	December 31, 2010
Audit Fees(1)	$53,000	$45,000
Audit-Related Fees	—	—
Tax Fees	$5,000	—
All Other Fees(2)	$26,000	$37,000
Total Fees	$84,000	$82,000

(1)	Audit fees are comprised of fees for professional services performed by Deloitte for the audit of our annual financial statements and the review of our quarterly financial statements, as well as other services provided by Deloitte in connection with statutory and regulatory filings or engagements.
(2)	All other fees are comprised of fees for professional services performed by Deloitte with respect to a potential IPO on the Tel Aviv Stock Exchange.

We did not use Deloitte for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements and generates information that is significant to our financial statements, are provided internally or by other service providers. We did not engage Deloitte to provide compliance outsourcing services.

Pre-approval Policies

Our Audit Committee is responsible for pre-approving all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

The Board of Directors has considered the nature and amount of fees billed by Deloitte and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Deloitte’s independence.

Audit Committee Financial Expert

The Board of Directors has determined that Mordechai Friedman is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Friedman is independent as defined under applicable Nasdaq listing standards.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2011 with the Company’s management. The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has discussed with Deloitte its independence and has received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining Deloitte’s independence. Based on such reviews and discussions, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

AUDIT COMMITTEE
Mordechai Friedman (Chair)
Dr. Irit Arbel
Alon Pinkas

The information contained in the foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Common Stock (collectively, the “Reporting Persons”), to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from the Reporting Persons, we believe that during the fiscal year ended December 31, 2011, all Reporting Persons complied with the applicable requirements of Section 16(a) of the Exchange Act, except for the following:

•	ACC International Holdings Ltd. filed a late Form 3 and one late Form 4, reporting two transactions late.
•	Dr. Abraham Israeli filed one late Form 4, reporting one transaction late.
•	Dr. Irit Arbel filed one late Form 4, reporting two transactions late.
•	Mordechai Friedman filed one late Form 4, reporting two transactions late.
•	Alon Pinkas filed one late Form 4, reporting two transactions late.
•	Chen Schor filed one late Form 4, reporting one transaction late.
•	Dr. Robert Shorr filed two late Form 4s, reporting a total of three transactions late.
•	Malcolm Taub filed one late Form 4, reporting four transactions late.
•	Dr. Adrian Harel filed two late Form 4s, each reporting one transaction late.

There are no known failures to file a required Form 3, Form 4 or Form 5.

Annual Report on Form 10-K

Together with this Proxy Statement, the Company is sending a copy of its 2011 Annual Report on Form 10-K (without exhibits) to all of its stockholders of record as of April 23, 2012. The 2011 Annual Report contains the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2011 and 2010.

A copy of the Company’s Annual Report on Form 10-K (with all exhibits) for the fiscal year ended December 31, 2011 filed with the SEC may be accessed from the SEC’s website at www.sec.gov and from the Investor Relations section of the Company’s website at www.brainstorm-cell.com and may be obtained without charge upon written request to Brainstorm Cell Therapeutics Inc., 605 Third Avenue, 34th Floor, New York, NY 10158, Attention: Chief Executive Officer.

Other Matters

The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Discretionary authority for them to do so is contained in the enclosed proxy card.

An adjournment of the Meeting may be made from time to time by the chairman of the Meeting or by approval of the holders of shares representing a majority of the votes present in person or by proxy at the Meeting, whether or not a quorum exists. In their discretion, the proxies named in the proxy card are authorized to vote upon any adjournment of the Meeting.

Stockholder Proposals

Proposals of stockholders intended for inclusion in the Company’s proxy statement for the annual meeting of stockholders to be held in 2013 or special meeting of stockholders held in lieu thereof in accordance with Rule 14a-8 promulgated under the Exchange Act, must be received by the Company at its principal executive offices at the following address: Brainstorm Cell Therapeutics Inc.; 605 Third Avenue, 34th Floor, New York, NY 10158 not later than January 7, 2013 in order to be included in the Company’s proxy statement relating to the 2013 meeting of stockholders. Any such proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement relating to the 2013 meeting of stockholders.

Pursuant to Rule 14a-4 promulgated under the Exchange Act (“Rule 14a-4”), stockholders who wish to make a proposal at the 2013 meeting of stockholders, other than a proposal intended for inclusion in the Company’s proxy statement for the 2013 meeting of stockholders, must notify the Company not later than March 23, 2013. If a shareholder who wishes to present such a proposal fails to notify the Company by March 23, 2013, and such proposal is brought before the 2013 meeting of stockholders, then under the SEC’s proxy rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to such stockholder proposal on those persons selected by management to vote the proxies. Even if a stockholder makes a timely notification, those persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with Rule 14a-4.

In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that stockholders submit any proposals they might have by certified mail, return receipt requested to the Company.

Incorporation by Reference

The SEC allows the Company to incorporate information “by reference” into this Proxy Statement, which means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be a part of this Proxy Statement and is being delivered to you with this Proxy Statement.

This Proxy Statement incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, a copy of which (without exhibits) is being delivered to you with this Proxy Statement and which contains important information about the Company that is not set forth in this Proxy Statement. A copy of our Annual Report on Form 10-K (with exhibits) has also been filed with the SEC and may be accessed from the SEC’s homepage at www.sec.gov and from the Investor Relations section of the Company’s website at www.brainstorm-cell.com and may be obtained without charge upon written request to Brainstorm Cell Therapeutics Inc., 605 Third Avenue, 34th Floor, New York, NY 10158 Attention: Chief Executive Officer.

By Order of the Board of Directors
/s/ Thomas B. Rosedale Thomas B. Rosedale, Secretary Boston, Massachusetts May 7, 2012

Exhibit A

BRAINSTORM CELL THERAPEUTICS INC.
AMENDED AND RESTATED 2004 GLOBAL SHARE OPTION PLAN

This plan, as amended from time to time, shall be known as the BrainStorm Cell Therapeutics Inc. 2004 Global Share Option Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The Plan is intended to provide an incentive to retain, in the employ of the Company (as defined below) and its affiliates, persons of training, experience and ability; to attract new employees, directors, consultants and service providers; to encourage the sense of proprietorship of such persons; and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including the Award Agreement and its appendixes), the following definitions shall apply:

2.1	“Award” shall mean a grant of Options under the Plan or allotment of Shares or other equity-based award hereunder. All Awards shall be confirmed by an Award Agreement, and subject to the terms and conditions of such Award Agreement.
2.1A	“Award Agreement” means the share Award Agreement between the Company and a Participant that evidences and sets out the terms and conditions of an Award.
2.1B	“Board” means the Board of Directors of the Company.
2.2	“Cause” means (i) conviction of any felony involving moral turpitude or affecting the Company or its affiliates; (ii) any refusal to carry out a reasonable directive of the Company’s Chief Executive Officer, Board or the Participant’s direct supervisor, which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its affiliates; (iv) any breach of the Participant’s fiduciary duties or duties of care of the Company or its affiliates; including without limitation disclosure of confidential information of the Company or its affiliates; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company or its affiliates.
2.3	“Chairman” means the Chairman of the Committee.
2.4	“Committee” means a share option compensation committee of the Board, designated from time to time by the resolution of the Board, which shall consist of no fewer than two members of the Board.
2.5	“Company” means BrainStorm Cell Therapeutics Inc., a Washington State company.
2.6	“Date of Grant” means the date determined by the Board or authorized Committee as set forth in the Award Agreement.
2.7	“Employee” means a person who is employed by the Company or any affiliate.
2.8	“Expiration date” means the date upon which an Award shall expire, as set forth, with respect to Options, in Section 8.2 of the Plan, and with respect to Restricted Stock, in Section 13A.7 of the Plan.

2.9	“Fair Market Value” means as of any date, the value of a Share determined as follows:
(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the Tel Aviv Stock Exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market, the Fair Market Value shall be the last reported sale price for such Shares (or the highest closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in The Wall Street Journal, or such other source as the Board deems reliable;
(ii)	If the Shares are regularly quoted by one or more recognized securities dealers, but selling prices are not reported, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Shares on the last market trading day prior to the day of determination; or
(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.
2.10	Reserved
2.11	“Option” means an option to purchase one or more Shares pursuant to the Plan.
2.12	“Optionee” means a person who receives or holds an Option under the Plan.
2.12A	“Participant” means a person who receives or holds an Award under the Plan, including, to the extent applicable, Optionees.
2.13	Reserved
2.14	“Plan” means the Company’s 2004 Global Share Option Plan.
2.15	“Purchase Price” means the price for each Share subject to an Award.
2.16	“Restricted Stock” means an Award of Shares under this Plan that is subject to the terms and conditions of Section 13A.
2.16A	“Service Provider” means a director, consultant or adviser of the Company or any affiliate, or any other person who is not an Employee.
2.17	“Share” means the common stock, US$0.00005 par value, of the Company.
2.18	“Successor Company” means any entity into which the Company is merged to or by which the Company is acquired.
2.19	“Transaction” means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets or shares of the Company to another entity.
2.20	“Vested Option” means any Option, which has already been vested according to the Vesting Dates.
2.21	“Vesting Dates” means, as determined by the Board or authorized Committee, the date as of which the Participant shall be entitled to exercise Options or part of the Options as set forth in Section 9 of the Plan.
3.	ADMINISTRATION OF THE PLAN
3.1	The Board shall have the power to administer the Plan. To the extent permitted under applicable law, the Board may delegate its powers under the Plan, or any part thereof, to the Committee, in which case, any reference to the Board in the Plan with respect to the rights so delegated shall be construed as reference to the Committee. Notwithstanding the foregoing, the Board shall automatically have residual authority (i) if no Committee shall be constituted, (ii) with respect to rights not delegated by the Board to the Committee, or (iii) if such Committee shall cease to operate for any reason whatsoever.

3.2	The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
3.3	The Committee shall have full power and authority subject to the approval of the Board to the extent required under applicable law (and subject further to applicable laws): (i) to designate Participants; (ii) to determine the terms and provisions of respective Award Agreements (which need not be identical) including, but not limited to, the number of Shares to be covered by each Award, provisions concerning the time or times when and the extent to which the Awards may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of a Participant to exercise, in whole or in part, any previously granted Award; (iv) to interpret the provisions and supervise the administration of the Plan; (v) to determine the Fair Market Value of the Shares; (vi) determine the Purchase Price of the Option (which, subject to applicable law, may be less than the Fair Market Value) (vii) to designate the type of Awards to be granted to a Participant; (viii) to determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.
3.4	The Board and/or the Committee shall have the authority to grant, in its discretion, to the holder of an outstanding Award, in exchange for the surrender and cancellation of such Award, a new Award having a purchase price equal to, lower than or higher than the Purchase Price of the original Award so surrendered and canceled, and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan.
3.5	Subject to the Company’s incorporation documents, all decisions and selections made by the Board or the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Award to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company’s incorporation documents, as the same may be in effect from time to time.
3.6	The interpretation and construction by the Committee of any provision of the Plan or of any Award Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.
3.7	Subject to the Company’s incorporation documents and the Company’s decision, and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.
4.	DESIGNATION OF PARTICIPANTS

The persons eligible for participation in the Plan shall include Employees and/or Service Providers. The grant of an Award hereunder shall neither entitle the Participant to participate nor disqualify him or her from participating in, any other grant of Awards pursuant to the Plan or any other option or share plan of the Company or any of its affiliates.

5.	SHARES RESERVED FOR THE PLAN
5.1	The Company has reserved 28,143,462 authorized but unissued Shares for the purposes of the Plan and for the purpose of the Company’s other share option plans when applicable, subject to adjustment as set forth in Section 7 below. Any Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Award for any reason expire or be canceled prior to its exercise or relinquishment in full, the Share or Shares subject to such Award may again be subjected to an Award under the Plan or under future plans.
5.2	Each Award granted pursuant to the Plan, shall be evidenced by a written Award Agreement between the Company and the Participant, in such form as the Board shall from time to time approve. Each Award Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder, the Vesting Dates, the Purchase Price per Share and the Expiration Date. The date of grant of each Award shall be the date specified by the Board of Directors at the time such Award is made, or in the absence of such specification, the date of approval of the Award by the Board of Directors.
6.	PURCHASE PRICE
6.1	The Purchase Price of each Share subject to an Award shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Award Agreement will contain the Purchase Price determined for each Participant.
6.2	The Purchase Price shall be payable upon the exercise of and/or the purchase of an Award in cash, check or wire transfer. The Purchase Price shall be denominated in the currency of the primary economic environment of, at the Company’s discretion, either the Company or the Participant (that is the functional currency of the Company or the currency in which the Participant is paid).
7.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Participant’s rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

7.1	In the event of Transaction, the unexercised or restricted portion of each Award then outstanding under the Plan shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of the Company in connection and with respect to the Transaction. In the case of such assumption and/or substitution of Awards, appropriate adjustments shall be made to the Purchase Price so as to reflect such action and all other terms and conditions of the Award Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Committee or the Board, which determination shall be in their sole discretion and final. The Company shall notify the Participant of the Transaction in such form and method as it deems applicable at least ten (10) days prior to the effective date of such Transaction.
7.2	Notwithstanding the above and subject to all applicable law, the Board or the Committee shall have the power and authority to determine that in the event of a Transaction where the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute the Awards, the Vesting Dates of outstanding Awards shall be accelerated so that any unvested or restricted Award or any portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction.
7.3	For the purposes of Section 7.1 above, an Award shall be considered assumed or substitute if, following the Transaction, the Award shall confer the right, subject to such Award’s original vesting schedule, to purchase or receive, for each Share underlying such Award immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by the holders of shares for each Share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Award to be solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Awards for awards of the Successor Company or its parent or subsidiary, such Award will be substituted for any other type of asset or property including cash which is fair under the circumstances.
7.4	If the Company is voluntarily liquidated or dissolved while unexercised Awards remain outstanding under the Plan, the Company shall immediately notify all unexercised Award holders of such liquidation, and the Participants shall then have ten (10) days to exercise any unexercised Vested Option or vested Award held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Awards will terminate immediately.
7.5	If the outstanding Shares shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), Share split or reverse Share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the Plan or subject to any Awards theretofore granted, and the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding Shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in Section 5 hereof), in respect of which Awards have not yet been exercised, shall be appropriately adjusted (all as determined by the Board whose determination shall be final).
7.6	The Participant acknowledges that Participant’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Participant unconditionally agrees and accepts any such limitations.
8.	TERM AND EXERCISE OF OPTIONS
8.1	Options shall be exercised by the Participant’s by giving written notice of to the Company or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the option is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.
8.2	Options, to the extent not previously exercised, shall terminate upon the earlier of: (i) the date set forth in the Award Agreement; (ii) the expiration of ten (10) years from the Date of Grant; or (iii) the expiration of any extended period in any of the events set forth in Section 8.5 below.
8.3	The Options may be exercised by the Participant in whole at any time or in part from time to time, to the extent that the Options have become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 8.5 below, the Participant is an Employee or a Service Provider at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

8.4	Subject to the provisions of Section 8.5 below, in the event of a termination of Participant’s employment or service, all Options granted to such Participant shall immediately expire. Unless otherwise approved by the Committee, a notice of termination of employment or services shall be deemed to constitute termination of employment or services.
8.5	Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Participant’s Award Agreement, an Option may be exercised after the date of termination of Participant’s employment or service during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, if:
8.5.1	termination is without Cause, in which event the Vested Options still in force and unexpired may be exercised within a period of three (3) months after the date of such termination; or
8.5.2	termination is the result of death or disability of the Participant, in which event the Vested Options still in force and unexpired may be exercised within a period of twelve (12) months after such date of termination; or-
8.5.3	prior to the date of such termination, the Committee shall authorize an extension of the term of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.
8.5.4	For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option will immediately expire and terminate, and the Participant shall not have any right in respect of such outstanding Options.
8.6	To avoid doubt, Participants shall not have any of the rights or privileges of shareholders of the Company, in respect of any Shares purchasable upon the exercise of an Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for the purpose of all applicable law, until registration of the Participant as holder of such Shares in the Company’s register of shareholders upon exercise of the Option in accordance with the provisions of the Plan
8.7	Any form of Award Agreement authorized by the Plan may contain such other provisions, not inconsistent with the Plan, as the Board may, from time to time, deem advisable.
9.	VESTING OF OPTIONS
9.1	Subject to the provisions of the Plan, Options shall vest at the Vesting Dates set forth in the Option Agreement. However no Option shall be exercised after the Expiration Date.
9.2	An Option may be subject to such other terms and conditions, not inconsistent with the Plan, on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Options may vary.
10.	PURCHASE FOR INVESTMENT

The Company’s obligation to issue or allocate Shares under any Award, including upon exercise of an Option granted under the Plan is expressly conditioned upon: (a) the Company’s completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Participant (or his legal representative, heir or legatee, in the event of the Participant’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules and regulations of the United States or any other state having jurisdiction over the Company and the Participant.

11.	DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) held by the Participant or by a trustee, as the case may be, the Participant shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s incorporation documents, as amended from time to time and subject to any applicable taxation on distribution of dividends.

12.	RESTRICTIONS ON TRANSFERABILITY, ASSIGNABILITY AND SALE OF OPTIONS AND SHARES
12.1	No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable, or given as collateral nor any right with respect thereto may be given to any third party whatsoever, other than by will or by the laws of descent and distribution or as specifically otherwise allowed under the Plan and during the lifetime of the Participant, each and all of such Participant’s rights to purchase Shares hereunder shall be exercisable only by the Participant. Any action made in contradiction to the aforementioned, shall be null and void.
12.2	Shares of Restricted Stock may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution, prior to the date on which the date on which any applicable restriction, performance or deferred period lapses. Shares for which full payment has not been made, may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Participant’s rights in respect of Options or Shares purchasable pursuant to the exercise thereof upon the death of such Participant to such Participant’s estate or other successors by operation of law or will, whose rights therein shall be governed by Section 8.5.2 hereof, and as may otherwise be determined by the Committee.
13.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption.

The Company shall obtain the approval of the Company’s shareholders for the adoption of this Plan or for any amendment to this ISOP, if shareholders’ approval is necessary or desirable to comply with any applicable law including without limitation the U.S. securities law or the securities laws of other jurisdiction applicable to Awards granted to Participants under this Plan, or if shareholders’ approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the US Securities and Exchange Commission.

13A.	RESTRICTED STOCK AND OTHER EQUITY-BASED AWARDS.
13A.1	Eligibility. Restricted Stock may be issued to all Participants either alone or in addition to other Awards granted under the Plan. The Board and/or Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the Purchase Price (if any) to be paid by the Participant (subject to Section 13A.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Board and/or Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets or such other factors as the Board and/or Committee may determine, in its sole discretion. Unless otherwise determined by the Board and/or Committee, the Participant shall not be permitted to sell or transfer shares of Restricted Stock awarded under this Plan during a period set by the Board and/or Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award Agreement.

13A.2	Terms. A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. The purchase price of Restricted Stock shall be determined by the Board and/or Committee, but shall not be less than as permitted under applicable law. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Board and/or Committee may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Board and/or Committee has designated thereunder.
13A.3	Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Board and/or Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form (as well as other legends required by the Board and/or Committee):

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the BrainStorm Cell Therapeutics Inc. 2004 Global Share Option Plan, and an Award Agreement entered into between the registered owner and the Company dated ____________. Copies of such Plan and Award Agreement are on file at BrainStorm Cell Therapeutics Inc.”

13A.4	Custody. The Board and/or Committee may require that any share certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed share transfer deed, endorsed in blank, relating to the Shares covered by such Award.
13A.5	Rights as Shareholder. Except as provided in this Section and Section 13A.4 above and as otherwise determined by the Board and/or Committee and set forth in the Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Board and/or Committee, in its sole discretion, specifies otherwise at the time of the Award.
13A.6	Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recording is used.
13A.7	Termination of Engagement. In the absence of a provision specifying otherwise in the relevant Award Agreement, if a Participant’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such Participant from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such Participant or such Participant’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the Participant or rights of the Participant as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a Participant shall surrender such certificates to the Company upon request without consideration.

13A.8	Other Equity-Based Awards. Other equity-based awards (including, without limitation, restricted stock units and performance share awards) may be granted either alone or in addition to other Awards granted under the Plan to all eligible Participants pursuant to such terms and conditions as the Board and/or Committee may determine, including without limitation, in one or more appendixes adopted by the administrator and appended to this Plan.
14.	AMENDMENTS OR TERMINATION
14.1	The Board may at any time, subject to the provisions of Section 14.2 below and all applicable law, amend, alter, suspend or terminate the Plan, provided, however, that (i) the Board may not extend the term of the Plan specified in Section 13 and (ii) no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise by the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company. Earlier termination of the Plan prior to the Termination Date shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such earlier termination.
14.2	The Company shall obtain the approval of the Company’s shareholders for any amendment to this Plan and/or the Appendixes thereto if shareholders’ approval is required under any applicable law including without limitation the U.S. securities law or the securities laws of another jurisdiction applicable to Awards granted to Participants under this Plan and/or the Appendixes thereto, or if shareholders’ approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the U.S. Securities and Exchange Commission.
15.	GOVERNMENT REGULATIONS

The Plan, the granting of Awards, exercise of Options hereunder and the obligation of the Company to sell and deliver Shares under such Awards shall be subject to all applicable laws, rules, regulations, approvals and consents whether of the United States, the State of Israel, or any other state having jurisdiction over the Company or the Participant, including the registration of the Shares under the United States Securities Act 1933 or under the securities act of any applicable jurisdiction, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities law of any jurisdiction.

16.	CONTINUANCE OF EMPLOYMENT

Neither the Plan nor any Award Agreement shall impose any obligation on the Company or an affiliate to continue any Participant in its employ or service, and nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant any right to continue in the employ or service of the Company or an affiliate thereof or restrict the right of the Company or an affiliate thereof to terminate such employment or service at any time.

17.	GOVERNING LAW AND JURISDICTION

The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel as applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the State of Israel, Washington State or any other state of the United States in which the company is qualified to do business shall have sole jurisdiction in any matters pertaining to the Plan.

18.	TAX CONSEQUENCES

Any tax consequences to any Participant arising from the grant of Awards, exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its affiliates, or the Participant) hereunder shall be borne solely by the Participant. The Company and/or its affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company or any of its affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Options or Shares held by or on behalf of the Participant to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount due in excess of the tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

The Company shall not be required to release any Share certificate to a Participant until all required payments have been fully made.

The receipt of an Award and/or the acquisition of Shares issued upon the exercise of the Options may result in tax consequences. The description of tax consequences set forth in the Plan or any Appendix hereto does not purport to be complete, up to date or to take into account any special circumstances relating to a Participant.

THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES.

21.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of awards to Participants of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this section.

22.	MULTIPLE AGREEMENTS

The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. The Board may also grant more than one Award to a given Participant during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Participant.

23.	RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be adjusted with respect to a particular country by means of an addendum to the Plan in the form of an appendix (the “Appendix”), and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Awards issued to Participants under the jurisdiction of the specific country that is subject of the Appendix and shall not apply to Awards issued to any other Participant. The adoption of any such Appendix shall be subject to the approval of the Board and if required the approval of the shareholders of the Company.

*    *    *

Appendix A — Israel

BRAINSTORM CELL THERAPEUTICS INC.
TO THE AMENDED AND RESTATED 2004 GLOBAL SHARE OPTION PLAN

1.	GENERAL
1.1.	This appendix (the “Appendix”) shall apply only to participants who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax. The provisions specified hereunder shall form an integral part of the 2004 Global Share Option Plan of BrainStorm Cell Therapeutics Inc (hereinafter: the “Plan”), which applies to the issuance of Awards granted as Shares, or as Options to purchase Shares of BrainStorm Cell Therapeutics Inc (hereinafter: the “Company”). According to the Plan, Awards may be issued to employees, directors, consultants and service provides of the Company or its affiliates
1.2	This Appendix is effective with respect to Awards granted as of January 1, 2003 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance.
1.3.	This Appendix is to be read as a continuation of the Plan and only modifies Awards granted to Israeli Participants so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Participants.
1.5.	The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.
1.6.	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.
2.	DEFINITIONS
2.1	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.
2.2	“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Participant.
2.3	“Capital Gain Award (CGA)” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.
2.4	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.
2.5	“Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder, all as determined in Section 102 of the Ordinance.
2.6	“ITA” means the Israeli Tax Authorities.
2.7	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.
2.8	“Ordinary Income Award (OIA)” means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.
2.9	“102 Award” means any Award granted to Employees pursuant to Section 102 of the Ordinance.
2.10	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.
2.11	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.12	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.
2.13	“Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.
2.14	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.
3.	ISSUANCE OF OPTIONS
3.1	The persons eligible for participation in the Plan as Participants shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Awards; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Options.
3.2	The Company may designate Awards granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Awards.
3.3	The grant of Approved 102 Awards shall be made under this Appendix adopted by the Board, and shall be conditioned upon the approval of this Appendix by the ITA.
3.4	Approved 102 Awards may either be classified as Capital Gain Awards (“CGAs”) or Ordinary Income Awards (“OIAs”).
3.5	No Approved 102 Awards may be granted under this Appendix to any eligible Employee, unless and until, the Company’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Award under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Participants who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously.
3.6	All Approved 102 Awards must be held in trust by a Trustee, as described in Section 4 below.
3.7	For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102.
4.	TRUSTEE
4.1	Approved 102 Awards which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise of such Approved 102 Awards and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Participants for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). In the case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards may be regarded as Unapproved 102 Awards, all in accordance with the provisions of Section 102.
4.2	Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Awards prior to the full payment of the Participant’s tax liabilities arising from Approved 102 Awards which were granted to him and/or any Shares allocated or issued upon exercise of such Awards.
4.3	With respect to any Approved 102 Award, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Participant shall not sell or release from trust any Share received upon the exercise of an Approved 102 Award and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Participant.
4.4	Upon receipt of Approved 102 Award, the Participant will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Award or Share granted to him thereunder.
4.5	To avoid doubt, and notwithstanding anything to the contrary in the Plan, it is clarified that the grant of Restricted Stock and other equity-based Awards as Approved 102 Awards is subject to the approval and confirmation of the ITA.
5.	THE AWARDS

The terms and conditions upon which the Awards shall be issued and exercised, shall be as specified in the Award Agreement to be executed pursuant to the Plan and to this Appendix. Each Award Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder (whether a CGA, OIA, Unapproved 102 Award or a 3(i) Option), the vesting provisions and the exercise price.

6.	FAIR MARKET VALUE

Without derogating from Section 2.9 of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant of the CGAs, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7.	EXERCISE OF OPTIONS

Options shall be exercised by the Participant by giving a written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the option is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the option is being exercised.

8.	ASSIGNABILITY AND SALE OF AWARDS
8.1.	Notwithstanding any other provision of the Plan, no Award or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Participant each and all of such Participant’s rights to purchase and/or receive Shares hereunder shall be exercisable only by the Participant.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

8.2	As long as Options or Shares purchased pursuant to thereto are held by the Trustee on behalf of the Participant, all rights of the Participant over the shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.
9.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT
9.1.	With regards to Approved 102 Awards, the provisions of the Plan and/or the Appendix and/or the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Award Agreement.

9.2.	Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Award Agreement, shall be considered binding upon the Company and the Participants.
10.	DIVIDEND

Subject to the Company’s incorporation documents, with respect to all Shares (but excluding, for avoidance of any doubt, any unexercised options) allocated or issued upon the exercise of Options, and/or issuance of Shares, and held by the Participant or by the Trustee as the case may be, the Participant shall be entitled to receive dividends in accordance with the quantity of such shares, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

11.	TAX CONSEQUENCES
11.1	Any tax consequences arising from the grant of any Award, exercise of any Option, from the issuance, sale or transfer of Shares, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise, sale, transfer or other disposition thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise of Options and/or sale of Shares held by or on behalf of the Participant to cover such liability. In addition, the Participant will be required to pay any amount that exceeds the tax to be withheld and transferred to the tax authorities, including penalties, pursuant to applicable tax laws, regulations and rules.
11.2	The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to a Participant until all required payments have been fully made.
11.3	With respect to Unapproved 102 Award, if the Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.
12.	GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Appendix.

*****

Exhibit B

BRAINSTORM CELL THERAPEUTICS INC.
AMENDED AND RESTATED 2005 U.S. STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE U.S. PLAN; DEFINITIONS

The name of the plan is the BrainStorm Cell Therapeutics Inc. 2005 U.S. Stock Option and Incentive Plan (the “U.S. Plan”). The purpose of the Plan is to provide an incentive to retain, in the employ of the BrainStorm Cell Therapeutics, Inc. (the “Company”) and its Subsidiaries, persons of training, experience and ability; to attract new employees, directors, consultants and service providers; to encourage the sense of proprietorship of such persons; and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to receive stock-based awards in the Company.

The following terms shall be defined as set forth below:

“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Effective Date” means the date on which the U.S. Plan is approved by stockholders as set forth in Section 13.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined as follows:

(i)  If the Stock is listed on any established stock exchange or a national market system, including without limitation the Tel Aviv Stock Exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market, the Fair Market Value shall be the last reported sale price of such Stock (or the highest closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in The Wall Street Journal, or such other source as the administration deems reliable;

(ii)  If the Stock is regularly quoted by one or more recognized securities dealers, but selling prices are not reported, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Stock on the last market trading day prior to the day of determination; or

(iii)  In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Administration.

“Global Plan” means the BrainStorm Cell Therapeutics Inc. 2004 Global Share Option Plan.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Stock Award” means Awards granted pursuant to Section 6.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.00005 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

SECTION 2.  ADMINISTRATION OF U.S. PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)  Committee.  The U.S. Plan shall be administered by either the Board or the Committee (the “Administrator”).

(b)  Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the U.S. Plan, including the power and authority:

(i)  to select the individuals to whom Awards may from time to time be granted;

(ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)  to determine the number of shares of Stock to be covered by any Award;

(iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the U.S. Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the U.S. Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the U.S. Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the U.S. Plan; to decide all disputes arising in connection with the U.S. Plan; and to otherwise supervise the administration of the U.S. Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and U.S. Plan grantees.

(c)  Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the U.S. Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.  STOCK ISSUABLE UNDER THE U.S. PLAN; MERGERS; SUBSTITUTION

(a)  Stock Issuable.  The maximum number of shares of Stock available for issuance under the U.S. Plan shall be 28,143,462 shares, subject to adjustment as provided in Section 3(b). The pool of shares available for issuance under the U.S. Plan is the same pool of shares reserved and available for issuance under the Global Plan. Accordingly, shares issued pursuant to awards under either the Global Plan or this U.S. Plan shall reduce the number of shares available for future issuance under each plan. Not more than 28,143,462 shares shall be issued in the form of Incentive Stock Options. For purposes of the limitation on the number of shares available under the U.S. Plan, the shares of Stock underlying any Awards (including any Options under the Global Plan) that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award (including any Options under the Global Plan) to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the U.S. and Global Plans. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the U.S. and Global Plans may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)  Changes in Stock.  Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the U.S. and Global Plans, (ii) the maximum number of Incentive Stock Options that may be issued under the U.S. Plan, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the U.S. Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options under the U.S. Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the U.S. Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the U.S. Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c)  Mergers and Other Transactions.  In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and other Awards shall be appropriately adjusted in accordance with Section 3(b) and shall be assumed by the successor entity and shall continue to have the same vesting schedule, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation or otherwise in the Administrator’s discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options held by such grantee, including any such Options that may become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

(d)  Substitute Awards.  The Administrator may grant Awards under the U.S. Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the U.S. Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

Grantees under the U.S. Plan will be such U.S.-based full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

Any Stock Option granted under the U.S. Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the U.S. Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)  Stock Options Granted to Employees and Key Persons.  The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the U.S. Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i)  Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)  Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(iii)  Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)  Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)  Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or the transfer agent of the shares of Stock to be purchased pursuant to the exercise accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v)  Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this U.S. Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.  RESTRICTED STOCK AWARDS

(a)  Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)  Rights as a Stockholder.  Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 6(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)  Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 10 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)  Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 10 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 6(c) above.

SECTION 7.  TRANSFERABILITY OF AWARDS

(a)  Transferability.  Except as provided in Section 7(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)  Committee Action.  Notwithstanding Section 7(a), the Administrator, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this U.S. Plan and the applicable Award.

(c)  Domestic Relations Orders.  Without limiting the generality of Section 7(a), and notwithstanding Section 7(b), no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid, except as the Administration may otherwise determine.

(d)  Family Member.  For purposes of Section 7(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

(e)  Designation of Beneficiary.  Each grantee to whom an Award has been made under the U.S. Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 8.  TAX WITHHOLDING

(a)  Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

(b)  Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 9.  TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the U.S. Plan, the following events shall not be deemed a termination of employment:

(a)  a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)  an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 10.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the U.S. Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. Any material U.S. Plan amendments (other than amendments that curtail the scope of the U.S. Plan), including any U.S. Plan amendments that (i) increase the number of shares reserved for issuance under the U.S. Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the U.S. Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the U.S. Plan are qualified under Section 422 of the Code, U.S. Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 10 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 11.  STATUS OF U.S. PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 12.  GENERAL PROVISIONS

(a)  No Distribution; Compliance with Legal Requirements.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

Each grantee shall acknowledge that the grantee’s rights to sell any shares of Stock may be subject to certain limitations (including a lock-up period), as may be requested by the Company or its underwriters, and the grantee shall unconditionally agree and accept any such limitations.

(b)  Delivery of Stock Certificates.  Stock certificates to grantees under this U.S. Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c)  Other Compensation Arrangements; No Employment Rights.  Nothing contained in this U.S. Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this U.S. Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)  Trading Policy Restrictions.  Option exercises and other Awards under the U.S. Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e)  Forfeiture of Awards under Sarbanes-Oxley Act.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee, that is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for the amount of any Award received by such individual under the U.S. Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

(f)  Compliance with Section 409A.  To the extent an Award is subject to the requirements of Section 409A, then the applicable agreement evidencing such Award and the Plan shall be construed and administered in a manner such that the Award complies with Section 409A, and the Committee may revise the agreement evidencing such Award and/or the U.S. Plan so that such Award shall be in compliance with Section 409A. Additionally, to the extent any Award is subject to Section 409A, notwithstanding any provision herein to the contrary, the U.S. Plan shall not permit the acceleration of, or changes in, the time or schedule of any distribution related to such Award, except to the extent consistent with the requirements of Section 409A.

SECTION 13.  EFFECTIVE DATE OF U.S. PLAN

This U.S. Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. no grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 14.  GOVERNING LAW

This U.S. Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Washington, applied without regard to conflict of law principles.

ANNUAL MEETING OF STOCKHOLDERS OF

BRAINSTORM CELL THERAPEUTICS INC.

June 12, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://brainstormcelltherapeutics.investorroom.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730403030300001000 8 061212

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2, 4, 5 AND 6 AND 3 YEARS ON PROPOSAL 3.
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☐ FOR ALL NOMINEES

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To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	1 year	2 years	3 years	ABSTAIN
3. To approve, on an advisory basis, the frequency of future executive compensation advisory votes;	☐	☐	☐	☐

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of the 2012 Annual Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BRAINSTORM CELL THERAPEUTICS INC.

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. There are important issues related to the operation of the Company that require your immediate attention and approval. The issues are discussed in detail in the enclosed proxy materials.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it, and return your proxy card in the enclosed postage paid envelope.

Your vote must be received prior to the 2012 Annual Meeting of Stockholders on June 12, 2012.

Thank you in advance for your prompt consideration of these matters.

1

BRAINSTORM CELL THERAPEUTICS INC.

PROXY 2012 ANNUAL MEETING OF STOCKHOLDERS PROXY

June 12, 2012

The undersigned hereby appoints Adrian Harel, Liat Sossover and Thomas B. Rosedale, and each of them singly, with full power of substitution, proxies to represent the undersigned at the 2012 Annual Meeting of Stockholders of Brainstorm Cell Therapeutics Inc. to be held on June 12, 2012 at 9:00 a.m., New York time, at the offices of the Company, 605 Third Avenue, 34th Floor, New York, New York 10158, and at any adjournments or postponements thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting including the proposals set forth on the reverse side of this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON THE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE VOTE, DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

(Continued and to be signed on the reverse side)

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